The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-271668
Subject to Completion, dated
October 24, 2024
PROSPECTUS SUPPLEMENT
(To prospectus dated May 5, 2023)
4,000,000 Shares
Common Stock

This is a public offering of common stock of Agree Realty Corporation. We expect to enter into a forward sale agreement with each of Citibank, N.A., and Wells Fargo Bank, National Association, which we refer to in this capacity as the forward purchasers. In connection with the forward sale agreements, the forward purchasers or their affiliates are borrowing from third parties and selling to the underwriters an aggregate of 4,000,000 shares of our common stock (or an aggregate of 4,600,000 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full) that will be delivered in this offering.
We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers. We expect to physically settle the forward sale agreements (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates no later than December 31, 2025. We may also elect to cash settle or net share settle all or a portion of our obligations under a forward sale agreement if we conclude it is in our best interest to do so. If we elect to cash settle a forward sale agreement, we may not receive any proceeds and we may owe cash to the relevant forward purchaser in certain circumstances. If we elect to net share settle a forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant forward purchaser in certain circumstances. See “Underwriting — Forward Sale Agreements.”
If any forward purchaser or its affiliate does not sell on the anticipated closing date of this offering all of the shares of our common stock to be sold by it to the underwriters, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward purchaser or its affiliate did not sell and the number of shares underlying the relevant forward sale agreement will be decreased in respect of the number of shares that we issue and sell.
Our common stock is listed on the New York Stock Exchange under the symbol “ADC.” The last reported sale price of our common stock on October 23, 2024 was $76.68 per share.
To preserve our status as a real estate investment trust (“REIT”) for federal income tax purposes, we impose certain restrictions on the ownership of our stock. See “Description of Common Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Investment in our common stock involves risks. You should consider the risks that we have described in “Risk Factors” beginning on page S-6 of this prospectus supplement and page 2 of the accompanying prospectus, as well as the risks described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), incorporated by reference herein, and the other reports we file with the U.S. Securities and Exchange Commission (the “SEC”), before buying shares of our common stock.
	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us(2)	$	$

(1)
See “Underwriting.”

(2)
We expect to receive net proceeds from the sale of the shares of our common stock, before fees and estimated expenses, of $      million upon full physical settlement of the forward sale agreements, which we expect to occur no later than December 31, 2025. For the purposes of calculating the aggregate net proceeds to us, we have assumed that the forward sale agreements will be fully physically settled based on the initial forward sale price of $      per share, which is the public offering price less the underwriting discount shown above. The forward sale price is subject to adjustment pursuant to the terms of each of the forward sale agreements, and the actual proceeds, if any, to us will be calculated as described in this prospectus supplement. Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under any forward sale agreement. See “Underwriting — Forward Sale Agreements” for a description of the forward sale agreements.

The shares of common stock may be offered by the underwriters from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting”.
The underwriters have been granted a 30-day option from the date of this prospectus supplement, exercisable in whole or in part from time to time, to purchase up to an additional 600,000 shares of our common stock at the initial price to the public less the underwriting discount, subject to certain adjustments. Upon any exercise of such option, we may elect that such additional shares of common stock be sold by the forward purchasers or their respective affiliates to the underwriters, in which case we will enter into additional forward sale agreements with the forward purchasers in respect of the number of shares that are subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreements” as used in this prospectus supplement includes any additional forward sale agreements that we enter into in connection with the exercise, by the underwriters, of their option to purchase additional shares of our common stock. In the event that we enter into any additional forward sale agreements, if any forward purchaser or its affiliates does not deliver and sell all of the shares of our common stock to be sold by it in connection with the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares that the forward purchaser or its affiliates does not deliver and sell, and the number of shares underlying the relevant forward sale agreement will not be increased in respect of the number of shares that we issue and sell.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares to purchasers on or before October 28, 2024.

Citigroup	Wells Fargo Securities

The date of this prospectus supplement is October   , 2024

Prospectus Supplement
Prospectus
We have not authorized any dealer or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, and any applicable free writing prospectus is accurate as of any date other than the date on the front of the document, or that any information we have incorporated by reference herein or therein is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement is delivered or securities are sold on a later date. When we deliver this prospectus supplement and the accompanying prospectus or make a sale pursuant to this prospectus supplement and the accompanying prospectus, we are not implying that the information is current as of the date of the delivery or sale.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus, is part of an automatic shelf registration statement that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in the accompanying prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in the accompanying prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section titled “Incorporation of Certain Documents by Reference” in this prospectus supplement. This prospectus supplement adds to, updates or changes information contained in the accompanying prospectus and the information incorporated by reference herein and therein. Accordingly, to the extent there is an inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In addition, any statement we make in a filing with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing. You should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information described below under the section titled “Incorporation of Certain Documents by Reference” in this prospectus supplement.
We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

S-ii

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement. It may not contain all of the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in our securities.
Unless otherwise indicated or the context requires otherwise, in this prospectus supplement and the accompanying prospectus references to “the Company,” “we,” “us,” and “our” refer to Agree Realty Corporation, a Maryland corporation, and its consolidated subsidiaries, including Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and its direct and indirect subsidiaries on a consolidated basis.
Our Company
We are a fully integrated REIT primarily focused on the ownership, acquisition, development and management of retail properties net leased to industry leading tenants. We were founded in 1971 by our current Executive Chairman, Richard Agree, and our common stock was listed on the New York Stock Exchange in 1994.
Our assets are held by, and all of our operations are conducted through, directly or indirectly, the Operating Partnership of which we are the sole general partner and in which we held a 99.7% common interest as of September 30, 2024. Under the agreement of limited partnership of the Operating Partnership, we, as the sole general partner, have exclusive responsibility and discretion in the management and control of the Operating Partnership.
As of September 30, 2024, our portfolio consisted of 2,271 properties located in 49 states and totaling approximately 47.2 million square feet of Gross Leasable Area (“GLA”). The portfolio was approximately 99.6% leased and had a weighted average remaining lease term of approximately 7.9 years. A significant majority of our properties are leased to national tenants and approximately 67.5% of our annualized base rent was derived from tenants, or parent entities thereof, with an investment grade credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners. Substantially all of our tenants are subject to net lease agreements. A net lease typically requires the tenant to be responsible for minimum monthly rent and property operating expenses including property taxes, insurance and maintenance.
As of September 30, 2024, we had 72 full-time employees, covering acquisitions, development, legal, asset management, accounting, finance, administrative and executive functions.
We were incorporated in December 1993 under the laws of the State of Maryland. We believe that we have operated, and we intend to continue to operate, in such a manner to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). In order to maintain our qualification as a REIT, we must, among other things, distribute at least 90% of our REIT taxable income each year and meet asset and income tests. Additionally, our charter limits ownership of our Company, directly or constructively, by any single person to 9.8% of the value or number of shares, whichever is more restrictive, of our outstanding common stock and 9.8% of the value of the aggregate of all of our outstanding stock, subject to certain exceptions. As a REIT, we are not subject to federal income tax with respect to that portion of our income that is distributed currently to our stockholders. The requirements to maintain our qualification as a REIT for federal income tax purposes are discussed in greater detail in the accompanying prospectus. See “Description of Common Stock — Restrictions on Ownership and Transfer” and “Material Federal Income Tax Considerations” in the accompanying prospectus.
Our headquarters are located at 32301 Woodward Avenue, Royal Oak, MI 48073 and our telephone number is (248) 737-4190. Our website is www.agreerealty.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

The Offering
The offering terms are summarized below solely for convenience. For a more complete description of the terms of our common stock, see the section entitled “Description of Common Stock” in the accompanying prospectus.
Issuer
Agree Realty Corporation
Shares of Common Stock Offered by the Forward Purchasers or
Affiliates Thereof
4,000,000 shares of common stock (or 4,600,000 shares of common stock if the underwriters’ option to purchase additional shares is exercised in full).(1)(2)
Shares of Common Stock to Be Outstanding Immediately after the Offering
103,522,677 shares of common stock.(3)
Shares of Common Stock to Be Outstanding after the Settlement of the Forward Sale Agreements Assuming Full Physical Settlement
107,522,677 shares of common stock (or 108,122,677 shares of common stock if the underwriters’ option to purchase additional shares is exercised in full).(2)(3)
Accounting Treatment of the Transaction
Before any issuance of shares of our common stock upon physical settlement of the forward sale agreement, such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical settlement or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share forward sale price, which is initially $      (which is the price at which the underwriters agree to buy the shares of our common stock offered hereby), subject to adjustment based on a floating interest rate factor equal to a specified daily rate less a spread, and subject to decrease by an amount per share specified in the forward sale agreement on each of certain dates specified in the forward sale agreement. However, if we decide to physically settle or net share settle the forward sale agreement, delivery of our shares on any physical settlement or net share settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity.
New York Stock Exchange Symbol
ADC

Use of Proceeds
We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers or their affiliates.
We expect to receive net proceeds of approximately $      million (or $      million if the underwriters’ option to purchase additional shares is exercised in full) (in each case after deducting fees and estimated expenses related to the forward sale agreement and this offering), subject to certain adjustments pursuant to the forward sale agreements, only upon full physical settlement of the forward sale agreements, which we expect will be no later than December 31, 2025.(1)(2)(3)(4)
We intend to use the net proceeds, if any, received upon the settlement of the forward sale agreement (and from the sale of any shares of common stock sold by us to the underwriters in connection with this offering) for general corporate purposes, including to fund property acquisitions and development activity or for the repayment of outstanding indebtedness under our revolving credit facility. See “Use of Proceeds” in this prospectus supplement.
Risk Factors
You should read carefully the “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents we incorporate by reference, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), for certain considerations relevant to an investment in our common stock.

(1)
The forward purchasers have advised us that they or their affiliates intend to acquire shares of common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of common stock, if any, under the forward sale agreements until final physical or net share settlement of the forward sale agreements, which we expect will be no later than December 31, 2025. Except in certain circumstances, and subject to certain conditions, we have the right to elect cash settlement or net share settlement under the forward sale agreements. See “Underwriting — Forward Sale Agreements” for a description of the forward sale agreements.

(2)
The underwriters have been granted an option to purchase up to an additional 600,000 shares of our common stock. The amounts in the summary assume that we have entered into an additional forward sale agreements with respect to the exercise by the underwriters of their option to purchase additional shares, which we are obligated to use our commercially reasonable best efforts to do.

(3)
The number of shares of common stock to be outstanding after the physical settlement of the forward sale agreements is based on 103,522,677 shares of common stock outstanding as of October 23, 2024.

(4)
The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreements, and any net proceeds to us are subject to settlement of the forward sale agreements.

RISK FACTORS
Investing in our common stock involves risks. Before purchasing our common stock offered by this prospectus supplement you should carefully consider the risk factors discussed in this prospectus supplement and incorporated by reference into this prospectus supplement and the accompanying prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (in each case, including amendments thereto), as well as the risks, uncertainties and additional information set forth in documents that we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. For a description of these reports and documents, and for information about where you can find them, see “Incorporation of Certain Documents by Reference” in this prospectus supplement. The risks and uncertainties we discuss in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are those that we currently believe may materially affect the Company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, liquidity, results of operations, business and prospects.
Risks Related to the Forward Sale Agreements
Provisions contained in the forward sale agreements could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.
If the forward purchasers or their affiliates do not sell all the shares of our common stock to be sold by them pursuant to the terms of the underwriting agreement (including because insufficient shares of our common stock were made available by securities lenders for borrowing at a stock loan cost below a specified threshold), we will issue and sell directly to the underwriters the number of shares of our common stock not sold by the forward purchasers or their affiliates and, under such circumstances, the number of shares of our common stock underlying the forward sale agreements will be decreased by the number of shares of our common stock that we issue and sell. The stock loan market is volatile, and it is uncertain whether sufficient shares of our common stock will be made available prior to closing.
Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under such forward sale agreement that the forward purchaser determines is affected by an event described below) and require us to settle on a date specified by the forward purchaser if:
•
in the forward purchaser’s commercially reasonable judgment, (x) it (or its affiliate) is not able to hedge in a commercially reasonable manner its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) it (or its affiliate) would incur a cost to borrow (or to maintain a borrow of) shares of our common stock to hedge in a commercially reasonable manner its exposure under such forward sale agreement in excess of a specified threshold;

•
we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts, (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) of any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•
certain ownership thresholds applicable to the forward purchaser and its affiliates are exceeded;

•
an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of our common stock) or the occurrence of a change in law or disruption in the forward purchaser’s ability to hedge its exposure under the forward sale agreement; or

•
certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in the forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.
We expect that the forward sale agreements will settle no later than December 31, 2025. However, a forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under the forward sale agreements. Each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreements, we expect the forward purchasers (or their affiliates) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:
•
return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

•
if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

In addition, the purchase of shares of our common stock in connection with a forward purchaser or its affiliate unwinding such forward purchaser’s hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such forward purchaser (or decreasing the amount of cash that such forward purchaser would owe us) upon a cash settlement of such forward sale agreement or increasing the number of shares of our common stock we would deliver to such forward purchaser (or decreasing the number of shares of our common stock that such forward purchaser would deliver to us) upon net share settlement of such forward sale agreement.
The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on certain specified amounts during the term of the forward sale agreements. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. As of the filing of this prospectus supplement, the specified daily rate was greater than the spread. If the weighted average price at which the applicable forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the applicable forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the weighted average price at which the applicable forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under such forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by such forward purchaser under the forward sale agreement or, in the case of net share settlement, we would receive from the forward purchaser a number of shares of our common stock having a value equal to the difference. See “Underwriting — Forward Sale Agreements” for information on the forward sale agreements.
In case of our bankruptcy or insolvency, the forward sale agreements would automatically terminate, and we would not receive the expected proceeds from the sale of shares of our common stock.
If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the forward purchasers any shares of our common stock not previously delivered, and the applicable forward purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent that there are any shares of our common stock with respect to which such forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.
The market price of shares of our common stock may fluctuate or decline significantly, and the volatility of the market price may increase, following this offering.
The market price of shares of our common stock may fluctuate or decline significantly, and the volatility of the market price may increase, following this offering in response to many factors, including those described under “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus supplement and incorporated by reference into this prospectus supplement and the accompanying prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), and in the documents that we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as:
•
actual or anticipated changes in operating results or business prospects;

•
changes in earnings estimates by securities analysts;

•
an inability to meet or exceed securities analysts’ estimates or expectations;

•
decreasing (or uncertainty in) real estate valuations;

•
publication of research reports about us or the real estate industry;

•
changes in analyst ratings;

•
conditions or trends in our industry or sector;

•
the performance of our competitors and related market valuations;

•
announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives; and

•
future sales of shares of our common stock or securities convertible into, or exchangeable or exercisable for, shares of our common stock.

These broad market and industry fluctuations may adversely affect, or increase the volatility of, the market price of our common stock, regardless of our actual operating performance.
The U.S. federal income tax treatment of the cash that we might receive from cash settlement of the forward sale agreements is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle a forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the applicable forward purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether the forward sale agreements qualify as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in the section titled “Material Federal Income Tax Considerations” in the accompanying prospectus, multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference each contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “will,” “seek,” “could,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect our results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors, however, is the adverse effect of macroeconomic conditions, including inflation and the potential impacts of pandemics, epidemics or other public health emergencies or fear of such events on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The extent to which macroeconomic trends may impact us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in this prospectus supplement and incorporated by reference into this prospectus supplement and the accompanying prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), as well as the risks, uncertainties and additional information set forth in the documents that we file with the SEC and the risks set forth below, as being heightened as a result of the ongoing and numerous adverse impacts of macroeconomic conditions.
Additional factors which may cause actual results to differ materially from current expectations include, but are not limited to:
•
factors included in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), including those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•
global and national economic conditions and changes in general economic, financial and real estate market conditions;

•
the financial failure of, or other default in payment by, tenants under their leases and the potential resulting vacancies;

•
our concentration with certain tenants and in certain markets, which may make us more susceptible to adverse events;

•
changes in our business strategy;

•
risks that our acquisition and development projects will fail to perform as expected;

•
adverse changes and disruption in the retail sector and the financial stability of our tenants, which could impact our tenants’ ability to pay rent and expense reimbursement;

•
our ability to pay dividends;

•
risks relating to information technology and cybersecurity attacks, loss of confidential information and other related business disruptions;

•
loss of key management personnel;

•
the potential need to fund improvements or other capital expenditures out of operating cash flow;

•
financing risks, such as the inability to obtain debt or equity financing on favorable terms or at all;

•
the level and volatility of interest rates;

•
our ability to renew or re-lease space as leases expire;

•
limitations in our tenants’ leases on real estate tax, insurance and operating cost reimbursement obligations;

•
loss or bankruptcy of one or more of our major tenants, and bankruptcy laws that may limit our remedies if a tenant becomes bankrupt and rejects its leases;

•
potential liability for environmental contamination, which could result in substantial costs;

•
our level of indebtedness, which could reduce funds available for other business purposes and reduce our operational flexibility;

•
covenants in our credit agreements and unsecured notes (and the indenture governing their terms), which could limit our flexibility and adversely affect our financial condition;

•
credit market developments that may reduce availability under our revolving credit facility;

•
an increase in market interest rates which could raise our interest costs on existing and future debt;

•
a decrease in interest rates, which may lead to additional competition for the acquisition of real estate or adversely affect our results of operations;

•
our hedging strategies, which may not be successful in mitigating our risks associated with interest rates;

•
legislative or regulatory changes, including changes to laws governing REITs;

•
our ability to maintain our qualification as a REIT for federal income tax purposes and the limitations imposed on our business by our status as a REIT; and

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our failure to qualify as a REIT for federal income tax purposes, which could adversely affect our operations and ability to make distributions.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

USE OF PROCEEDS
We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers or their affiliates.
Assuming full physical settlement of the forward sale agreements at an initial forward sale price of $     per share and that the underwriters have not exercised their option to purchase additional shares of common stock, we expect to receive net proceeds of approximately $      million (after deducting fees and estimated expenses related to the forward sale agreement and this offering), subject to certain adjustments pursuant to the forward sale agreements, upon settlement of the forward sale agreements, which settlement we expect will occur no later than December 31, 2025. The forward sale price that we expect to receive upon physical settlement of the forward sale agreements will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. As of the filing of this prospectus supplement, the specified daily rate was greater than the spread.
We intend to use the net proceeds, if any, received upon the settlement of the forward sale agreement (and from the sale of any shares of common stock sold by us to the underwriters in connection with this offering) for general corporate purposes, including to fund property acquisitions and development activity, or for the repayment or refinancing of outstanding indebtedness. As of September 30, 2024, we had a $1.25 billion unsecured revolving credit facility, which matures in August 2028, with options to extend the maturity date to August 2029 that we may exercise at our option, subject to certain customary conditions. We may use proceeds from borrowings under our revolving credit facility to repay other outstanding debt, to fund our property acquisitions and development activity, and for working capital and other general corporate purposes. Pending application of the net proceeds as described above, we may invest such proceeds in short-term, interest bearing investments that are consistent with our intention to continue to qualify as a REIT.
If we elect to cash settle all or a portion of any particular forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election, and we may not receive any net proceeds (or may owe cash to the applicable forward purchaser). If we elect to net share settle all or a portion of any particular forward sale agreement in full, we will not receive any proceeds from the applicable forward purchaser (and may owe shares of our common stock to the applicable forward purchaser).
Before any issuance of shares of our common stock upon physical settlement of any forward sale agreement, such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

UNDERWRITING
Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has agreed, severally and not jointly, to purchase, and we and the forward purchasers, or their affiliates, have agreed, severally and not jointly, to sell the number of shares set forth opposite the underwriter’s name.
Underwriter	Number of Shares
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Total	4,000,000
The shares of common stock may be offered by the underwriters from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters, the forward purchasers and certain of their affiliates against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters, the forward purchasers and such affiliates, as applicable, may be required to make because of any of those liabilities.
The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from the forward purchasers, or their affiliates, and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to take and pay for all the shares of common stock offered by this prospectus supplement if any such shares are taken, other than those covered by the option described below.
The shares of common stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. After the initial offering of the shares of common stock, the underwriters may change the public offering price and the other selling terms. The offering of the shares of common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Commissions and Discounts
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.
Paid by Us
	No Exercise	Full Exercise
Per Share	$	$
Total	$	$
The information assumes (a) either no exercise or full exercise of the underwriters’ option to purchase additional shares, and (b) that the forward sale agreements are fully physically settled based upon the initial forward sale price of $      per share. If we physically settle the forward sale agreements based upon the initial forward sale price, we expect to receive net proceeds of approximately $      million (or $      million if the underwriters’ option to purchase additional shares is exercised in full and assuming we enter into additional forward sale agreements (after deducting fees and estimated expenses related to the forward sale agreements and this offering) subject to certain adjustments as described below, upon settlement of the forward sale agreements, which settlement we expect to occur no later than December 31, 2025.
We estimate that our portion of the total expenses related to the forward sale agreements and this offering will be approximately $200,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $10,000.
Price Stabilization, Short Positions
In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases.
•
Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

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“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

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“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

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Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market after the distribution has been completed in order to cover short positions.

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To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

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Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

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Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Forward Sale Agreements
We have entered into forward sale agreements with Citibank, N.A. and Wells Fargo Bank, National Association, which we refer to in this capacity as the forward purchasers, relating to an aggregate of 4,000,000 shares of our common stock (subject to increase if the underwriters exercise their option to purchase additional shares). In connection with the execution of the forward sale agreements, the forward purchasers or their affiliates are borrowing from third parties and selling to the underwriters in this offering an aggregate of up to 600,000 shares of our common stock (subject to increase if the underwriters exercise their option to purchase additional shares). If the forward purchasers or their affiliates do not sell all the shares of our common stock to be sold by them pursuant to the terms of the underwriting agreement, we will issue and sell directly to the underwriters the number of shares of our common stock not sold by the forward purchasers or their affiliates and, under such circumstances, the number of shares of our common stock underlying the forward sale agreements will be decreased by the number of shares of our common stock that we issue and sell. Under any such circumstance, the commitment of the underwriters to purchase shares of our common stock from the forward purchasers or their affiliate, as described above, will be replaced with the commitment to purchase from us, at the price set forth on the cover page of this prospectus supplement at which the underwriters have agreed to purchase the shares of our common stock from the forward purchasers, the relevant number of shares of our common stock not sold by the forward purchasers or their affiliates.
We will not initially receive any proceeds from the sale of our common stock by the forward purchasers, but we expect to receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, at the applicable forward sale price (as described below), from the forward purchasers upon full physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to fully physically settle the forward sale agreements.
We expect the forward sale agreements to settle no later than December 31, 2025, subject to acceleration by the forward purchasers upon the occurrence of certain events. On a settlement date, if we decide to physically settle the forward sale agreements, we will issue shares of our common stock to the forward purchasers under the forward sale agreements at the then-applicable forward sale price. The forward sale price initially will be equal to the public offering price less the underwriting discount per share, as set forth on the cover page of this prospectus supplement. The forward sale agreements provide that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased by certain specified amounts during the term of the forward sale agreements. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. As of the filing of this prospectus supplement, the specified daily rate was greater than the spread.
Before any issuance of our common stock upon physical settlement of the forward sale agreements, such forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of the forward sale agreements and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price, which is initially $      (which is the price at which the underwriter agrees to buy the shares of our common stock offered hereby), subject to adjustment based on a floating interest rate factor equal to a specified daily rate less a spread, and subject to decrease by an amount per share specified in the forward sale agreements on each of certain dates specified in the forward sale agreements. However, if we decide to physically or net share settle the forward sale agreements, delivery of our shares on any physical settlement or net share settlement of such forward sale agreements will result in dilution to our earnings per share and return on equity.
Except under limited circumstances described below and subject to certain conditions, we have the right to elect physical, cash or net share settlement under the forward sale agreements. The forward sale agreements will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreements. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreements, we expect the forward purchasers (or their affiliates) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

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return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and,

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the weighted average price at which the forward purchasers (or their affiliates) are able to purchase shares during the applicable unwind period under the forward sale agreements is above the relevant forward sale price, in the case of cash settlement, we would pay the forward purchasers an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the forward purchasers a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the weighted average price at which the forward purchasers (or their affiliates) are able to purchase shares during the applicable unwind period under the forward sale agreements are below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the forward purchasers or, in the case of net share settlement, we would receive from such forward purchasers a number of shares of our common stock having a value equal to the difference.
In addition, the purchase of shares of our common stock in connection with the forward purchasers (or their affiliates) unwinding the forward purchasers’ hedge positions could cause the price of our common stock to increase over time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchasers (or decreasing the amount of cash that the forward purchasers would owe us) upon a cash settlement of the forward sale agreements or increasing the number of shares of our common stock we would deliver to the forward purchasers (or decreasing the number of shares of our common stock that the forward purchasers would deliver to us) upon net share settlement of the forward sale agreements. See “Risk Factors — Risks Related to the Forward Sale Agreements.”
The forward purchasers will have the right to accelerate the forward sale agreements (with respect to all or, in certain cases, any portion of the transaction under such forward sale agreements that the forward purchasers determine is affected by such event) and require us to settle on a date specified by such forward purchaser if (1) in such forward purchaser’s commercially reasonable judgment, (x) it (or its affiliate) is not able to hedge in a commercially reasonable manner its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) it (or its affiliate) would incur a borrow of (or to maintain a borrow of) shares of our common stock to hedge in a commercially reasonable manner its exposure under such forward sale agreement cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts, (b) that constitutes an extraordinary dividend under such forward sale agreement, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) of any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded; (4) an event is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization or insolvency or a delisting of our common stock) or the occurrence of a change in law or disruption in the forward purchaser’s ability to hedge its exposure under the forward sale agreement; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in the forward sale agreements). The forward purchasers’ decision to exercise their right to accelerate the forward sale agreements and to require us to settle the forward sale agreements will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the forward sale agreements irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreements will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreements. See “Risk Factors — Risks Related to the Forward Sale Agreements.”

Option to Purchase Additional Shares
The underwriters have been granted an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 600,000 additional shares at the initial price to the public less the underwriting discount. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares approximately proportionate to that underwriter’s initial allocation reflected in the above table. Upon any exercise of such option, we will use commercially reasonable best efforts to enter into additional forward sale agreements with the forward purchasers in respect of the number of shares that are subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreements” as used in this prospectus supplement includes any additional forward sale agreements that we enter into in connection with the exercise, by the underwriters, of their option to purchase additional shares of our common stock. In the event that we enter into any additional forward sale agreements, if the forward purchasers or their affiliates do not deliver and sell all of the shares of our common stock to be sold by them in connection with the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares that the forward purchasers or their affiliates do not deliver and sell and the number of shares underlying the forward sale agreements will not be increased in respect of the number of shares that we issue and sell.
The additional forward sale agreements that we will enter into in the event the underwriters exercise their option to purchase additional shares of our common stock will be on substantially the same terms as the initial forward sale agreements described above, except that they will cover only the number of shares of our common stock that are subject to such option exercise and the initial forward sale price under the additional forward sale agreements will be the initial forward sale price under the initial forward sale agreements, subject to certain adjustments.
No Sales of Similar Securities
Subject to specified exceptions, all of our executive officers and directors have agreed that for a period of 30 days after the date of this prospectus supplement they will not, without the prior written consent of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of common stock, any securities convertible into or exchangeable or exercisable for any shares of common stock, or enter into any swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our common stock or other securities.
In addition, we have agreed that we will not, without the prior written consent of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, offer, sell, contract to sell, pledge or otherwise dispose of or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us, directly or indirectly, of any shares of our common stock (excluding the shares sold in this offering) or any securities convertible into or exercisable or exchangeable for shares of our common stock, including the filing of a registration statement with the SEC in respect of any of the foregoing, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to any shares of our common stock (excluding the shares sold in this offering) or any securities convertible into or exercisable or exchangeable for shares of our common stock, or publicly announce an intention to effect any such transaction, until 30 days after the date of this prospectus supplement. Notwithstanding the foregoing, we may issue and sell shares of our common stock and securities convertible into or exercisable or exchangeable for shares of our common stock pursuant to the conversion or exchange of currently outstanding convertible or exchangeable securities or the exercise of currently outstanding warrants or options; pursuant to the terms of any equity incentive plan currently in effect; and in connection with the acquisition of properties or joint ventures or similar arrangements, so long as the recipients agree in writing not to sell or transfer shares of our common stock or securities convertible into shares of our common stock for a period of 30 days after the date of this prospectus supplement without the prior written consent of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC.
Our common stock is listed on the New York Stock Exchange under the symbol “ADC.”

Other Relationships
In the ordinary course of their business, the underwriters, the forward purchasers, or their respective affiliates have in the past performed, and may continue to perform, investment banking, broker dealer, financial advisory or other services for us, for which they received or may receive, customary fees and commissions.
As of September 30, 2024, we had a $1.25 billion unsecured revolving credit facility, which matures in August 2028 with respect to which Citibank, N.A. and Wells Fargo Securities, LLC are lenders. As described in this prospectus supplement under “Use of Proceeds,” to the extent that we use any of the net proceeds of this offering to repay borrowing outstanding under this credit facility, Citibank, N.A. and Wells Fargo Bank, National Association will receive their proportionate share of any amount of the outstanding borrowings that is repaid with the net proceeds of this offering.
Underwriters, the forward purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. Of the underwriters (or their affiliates) and the forward purchasers (or their affiliates) that have lending relationships with us, certain of them routinely hedge and others may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters, forward purchasers, and/or their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. Any such credit default swaps or short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters, the forward purchasers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Sales Outside the United States
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.
The underwriters may arrange to sell common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.
Notice to Prospective Investors in Canada
The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The documents listed below have been filed by us under the Exchange Act with the SEC and are incorporated by reference into this prospectus:
•
our Annual Report on Form 10-K for the year ended December 31, 2023;

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2024;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024;

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our Current Reports on Form 8-K filed with the SEC on January 3, 2024, February 16, 2024, April 3, 2024, May 8, 2024, May 13, 2024, May 23, 2024 and August 8, 2024; and

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the description of our common stock in our registration statement on Form 8-A filed on March 18, 1994, including any amendments and reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.
This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus supplement. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus supplement.
Copies of all documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus supplement, to whom this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request. Requests should be directed to our Secretary, 32301 Woodward Avenue, Royal Oak, Michigan 48073 (telephone number: (248) 737-4190).
You may also obtain copies of these filings, at no cost, by accessing our website at www.agreerealty.com; however, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus supplement or the accompanying prospectus.

EXPERTS
The audited consolidated financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference into this prospectus supplement and elsewhere in the accompanying prospectus have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
Certain legal matters with respect to the validity of any shares of common stock to be issued by us and offered by means of this prospectus supplement and certain other legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland, and certain other legal matters and certain tax matters will be passed upon for us by Honigman LLP, Detroit, Michigan. The underwriters are being represented in connection with this offering by Latham & Watkins LLP, Los Angeles, California.

PROSPECTUS
AGREE REALTY CORPORATION
Common Stock
Preferred Stock
Depositary Shares
Warrants
Guarantees of Debt Securities of Agree Limited Partnership
AGREE LIMITED PARTNERSHIP
Debt Securities
Agree Realty Corporation may offer and sell from time to time the following securities described in this prospectus, in each case on terms to be determined at the time of the offering:
•
Common Stock

•
Preferred Stock

•
Depositary Shares

•
Warrants

•
Guarantees of Debt Securities of Agree Limited Partnership

Agree Limited Partnership may offer from time to time debt securities in one or more series. The subsidiaries that are identified as co-registrants in the registration statement containing this prospectus may guarantee the debt securities of Agree Limited Partnership.
This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.
Agree Realty Corporation’s common stock (the “common stock”) is traded on the New York Stock Exchange (“NYSE”) under the symbol “ADC.” On May 4, 2023 the last reported sales price of the common stock on the NYSE was $67.50 per share.
We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Common Stock — Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in our securities involves risks. You should carefully read and consider the “Risk Factors” beginning on page 2 of this prospectus and in our most recent Annual Report on Form 10-K, which is incorporated by reference herein and in any other documents incorporated by reference into this prospectus, as well as in any other recently filed quarterly or current reports and the applicable prospectus supplement before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 5, 2023.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference into this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document or that any information we have incorporated by reference is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under the automatic shelf registration process, we may, over time sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” This prospectus only provides you with a general description of the securities we may offer. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. Accordingly, to the extent there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

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PROSPECTUS SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference into this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference into this prospectus before deciding whether to invest in our securities.
Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to the “Company” refer to Agree Realty Corporation, a Maryland corporation, and references to the “Operating Partnership” refer to Agree Limited Partnership, a Delaware limited partnership. In this prospectus and any prospectus supplement, the terms “we,” “us,” and “our” refer to the Company, the Operating Partnership and the direct and indirect subsidiaries of the Operating Partnership on a consolidated basis, unless otherwise indicated.
Our Company
The Company is a fully integrated real estate investment trust (“REIT”) primarily focused on the ownership, acquisition, development and management of retail properties net leased to industry leading tenants. The Company was founded in 1971 by its current Executive Chairman, Richard Agree, and its common stock was listed on the NYSE in 1994. The Company’s assets are held by, and all of its operations are conducted through, directly or indirectly, the Operating Partnership, of which the Company is the sole general partner and in which it held a 99.6% common interest as of March 31, 2023. Under the agreement of limited partnership of the Operating Partnership, the Company, as the sole general partner, has exclusive responsibility and discretion in the management and control of the Operating Partnership.
As of March 31, 2023, the Company’s portfolio consisted of 1,908 properties located in 48 states and totaling approximately 40.1 million square feet of Gross Leasable Area (“GLA”). The portfolio was approximately 99.7% leased and had a weighted average remaining lease term of approximately 8.8 years. A significant majority of the Company’s properties are leased to national tenants and approximately 68.0% of our annualized base rent was derived from tenants, or parent entities thereof, with an investment grade credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners. Substantially all of our tenants are subject to net lease agreements. A net lease typically requires the tenant to be responsible for minimum monthly rent and property operating expenses including property taxes, insurance and maintenance.
As of March 31, 2023, the Company had 72 full-time employees, covering acquisitions, development, legal, asset management, accounting, finance, administrative and executive functions.
The Company was incorporated in December 1993 under the laws of the State of Maryland. The Company believes that it has operated, and it intends to continue to operate, in such a manner to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). In order to maintain qualification as a REIT, the Company must, among other things, distribute at least 90% of its REIT taxable income each year and meet asset and income tests. Additionally, the Company’s charter (the “Charter”) limits ownership of the Company, directly or constructively, by any single person to 9.8% of the value or number of shares, whichever is more restrictive, of its outstanding common stock and 9.8% of the value of the aggregate of all of its outstanding stock, subject to certain exceptions. As a REIT, the Company is not subject to federal income tax with respect to that portion of its income that is distributed currently to its stockholders.
The Company’s principal executive offices are located at 70 E. Long Lake Road, Bloomfield Hills, MI 48304 and its telephone number is (248) 737-4190. The Company’s website is www.agreerealty.com. The Company’s reports are electronically filed with or furnished to the Securities and Exchange Commission (“SEC”) pursuant to Section 13 or 15(d) of the Exchange Act and can be accessed through this site, free of charge, as soon as reasonably practicable after we electronically file or furnish such reports. These filings are also available on the SEC’s website at www.sec.gov. The Company’s website also contains copies of its corporate governance guidelines and code of business conduct and ethics, as well as the charters of its audit, compensation and nominating and governance committees. The information located on, or accessible from, the Company’s website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

RISK FACTORS
Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risk factors incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as well as the risks, uncertainties and additional information set forth in documents that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus, and the information contained or incorporated by reference into any applicable prospectus supplement. For a description of these reports and documents, and for information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”. The risks and uncertainties we discuss in this prospectus and any applicable prospectus supplement and in the documents incorporated by reference into this prospectus are those that we currently believe may materially affect us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, liquidity, results of operations, business and prospects.

GUARANTOR DISCLOSURES
Agree Realty Corporation and certain of our subsidiaries may guarantee debt securities of Agree Limited Partnership as described in “Description of Debt Securities and Related Guarantees.” Any such guarantees by Agree Realty Corporation will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities.
As a result of amendments to Rule 3-10 of Regulation S-X adopted by the SEC in March 2020 and effective in January 2021, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of Agree Limited Partnership have not been presented.
Furthermore, as permitted under Rule 13-01(a)(4)(vi)(A) of Regulation S-X, the Company has excluded the summarized financial information for Agree Limited Partnership and anticipated subsidiary guarantors, if any, because the assets, liabilities and results of operations of Agree Limited Partnership, Agree Realty Corporation and the subsidiaries that we would expect to guarantee any debt securities are not materially different than the corresponding amounts in Agree Realty Corporation’s consolidated financial statements, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents we incorporate by reference each contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “will,” “seek,” “could,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect our results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors, however, is the adverse effect of macroeconomic conditions, including inflation and the potential impacts of pandemics, epidemics or other public health emergencies or fear of such events, such as the outbreak of the coronavirus (‘‘COVID-19’’), on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The extent to which macroeconomic trends and future impacts of COVID-19 or other pandemics may impact the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in this prospectus and incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as well as the risks set forth below, as being heightened as a result of the ongoing and numerous adverse impacts of macroeconomic conditions. Additional factors which may cause actual results to differ materially from current expectations include, but are not limited to:
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the factors included in our Annual Report on Form 10-K for the year ended December 31, 2022, including those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

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the factors included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

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changes in general economic, financial and real estate market conditions;

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the financial failure of, or other default in payment by, tenants under their leases and the potential resulting vacancies;

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our concentration with certain tenants and in certain markets, which may make us more susceptible to adverse events;

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changes in our business strategy;

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risks that our acquisition and development projects will fail to perform as expected;

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adverse changes and disruption in the retail sector and the financing stability of our tenants, which could impact tenants’ ability to pay rent and expense reimbursement;

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our ability to pay dividends;

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risks relating to information technology and cybersecurity attacks, loss of confidential information and other related business disruptions;

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loss of key management personnel;

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the potential need to fund improvements or other capital expenditures out of operating cash flow;

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financing risks, such as the inability to obtain debt or equity financing on favorable terms or at all;

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the level and volatility of interest rates;

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our ability to renew or re-lease space as leases expire;

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limitations in our tenants’ leases on real estate tax, insurance and operating cost reimbursement obligations;

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loss or bankruptcy of one or more of our major tenants, and bankruptcy laws that may limit our remedies if a tenant becomes bankrupt and rejects its leases;

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potential liability for environmental contamination, which could result in substantial costs;

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our level of indebtedness, which could reduce funds available for other business purposes and reduce our operational flexibility;

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covenants in our credit agreements and unsecured notes, which could limit our flexibility and adversely affect our financial condition;

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credit market developments that may reduce availability under our revolving credit facility;

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an increase in market interest rates which could raise our interest costs on existing and future debt;

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a decrease in interest rates, which may lead to additional competition for the acquisition of real estate or adversely affect our results of operations;

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our hedging strategies, which may not be successful in mitigating the our risks associated with interest rates;

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legislative or regulatory changes, including changes to laws governing REITs;

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our ability to maintain our qualification as a REIT for federal income tax purposes and the limitations imposed on its business by our status as a REIT; and

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our failure to qualify as a REIT for federal income tax purposes, which could adversely our operations and ability to make distributions.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above titled “Risk Factors” and the risk factors incorporated therein from our most recent Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as well as the risks, uncertainties and additional information set forth in documents that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus, and the information contained or incorporated by reference into any applicable prospectus supplement.

USE OF PROCEEDS
Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for general corporate purposes, including funding our investment activity, the repayment or refinancing of outstanding indebtedness, working capital and other general purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

DESCRIPTION OF COMMON STOCK
The following description of the common stock of Agree Realty Corporation is only a summary and sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of the Company’s preferred stock or upon the exercise of common stock warrants issued by the Company. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Charter and the Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), and the applicable provisions of the Maryland General Corporation Law (the “MGCL”).
General
We have the authority under the Charter to issue 184,000,000 shares of capital stock, par value $.0001 per share, of which 180,000,000 shares are classified as shares of common stock, par value $.0001 per share, and 4,000,000 shares are classified as shares of preferred stock, par value $.0001 per share. As of May 4, 2023, we had outstanding 93,198,440 shares of common stock and 7,000 shares of the 4.250% Series A Cumulative Redeemable Preferred Stock of the Company (the “Series A Preferred Stock”), represented by 7,000,000 depositary shares, and no other shares of preferred stock were outstanding.
Dividends
Subject to preferential rights with respect to any outstanding preferred stock, holders of our common stock will be entitled to receive dividends when, as and if authorized by our board of directors and declared by us, out of assets legally available therefor. Upon our liquidation, dissolution or winding up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred stock.
The Company is restricted from declaring or paying any dividends, or setting apart any assets for the payment of dividends, on shares of common stock or, subject to certain exceptions, redeeming, purchasing or otherwise acquiring shares of common stock unless full cumulative dividends on the Series A Preferred Stock have been declared and either paid or set apartment for payment for all past dividend periods.
Voting Rights
The common stock will possess voting rights in the election of directors and in respect of certain other corporate matters, with each share entitling the holder thereof to one vote. Holders of shares of common stock will not have cumulative voting rights in the election of directors.
Other Rights
The common stock will, when issued in exchange for the consideration therefor, be fully paid and nonassessable. Holders of shares of the common stock generally have no preference, conversion, exchange, sinking fund or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of the Charter regarding restrictions on ownership and transfer of our stock, shares of our common stock will each have equal distribution, liquidation and other rights.
Restrictions on Ownership and Transfer
For us to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code, not more than 50% of the value of our issued and outstanding Equity Stock (as defined below) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year, and the Equity Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, certain percentages of our gross income must be from particular activities. Our Charter contains restrictions on the ownership and transfer of shares of Equity Stock to enable us to qualify as a REIT.

Subject to certain exceptions specified in our Charter, our Charter provides that no holder, other than an excepted holder, may beneficially own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or more than 9.8% (in value) of the aggregate of the outstanding shares of all classes and series of our stock (collectively, the “Equity Stock”). We refer to each of these restrictions as an “Ownership Limit” and collectively as the “Ownership Limits.” Our board of directors may, in its sole and absolute discretion, prospectively or retroactively, waive either or both of the Ownership Limits with respect to a particular stockholder or establish a different limit on ownership (an “excepted holder limit”), which excepted holder limit is subject to adjustment from time to time, if our board of directors makes certain determinations set forth in our Charter. As a condition of any such exemption, our board of directors may require a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel satisfactory to our board of directors in its sole and absolute discretion, as specified in our Charter, in order to determine or ensure our status as a REIT, or such representations and/or undertakings from the person requesting the waiver as our board of directors may require in its sole and absolute discretion to make such determinations. Notwithstanding the receipt of any such ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such an exception. Subject to the provisions of our Charter, our Charter provides that an underwriter or placement agent that participates in a public offering or a private placement of our Equity Stock, or an initial purchaser of our Equity Stock in a transaction reliant upon Rule 144A, may beneficially own or constructively own shares of Equity Stock in excess of the Ownership Limits, but only to the extent necessary to facilitate such public offering, private placement or Rule 144A transaction. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to continue to qualify as a REIT. In addition, our Charter provides that no person may beneficially or constructively own shares of Equity Stock to the extent that such ownership would result in our being closely held within the meaning of Section 856(h) of the Internal Revenue Code or which would otherwise result in our failing to qualify as a REIT. If shares of Equity Stock which would cause us to be beneficially owned by less than 100 persons are issued or transferred to any person, our Charter provides that such issuance or transfer shall be void ab initio, and the intended transferee would acquire no rights to the stock; however, the board of directors may waive this transfer restriction if it determines that such transfer would not adversely affect our ability to continue to qualify as a REIT. Our Charter provides that shares transferred in excess of the Ownership Limits and shares transferred that would cause us to be closely held or otherwise fail to qualify as a REIT will be automatically transferred to one or more trusts for the exclusive benefit of one or more charitable beneficiaries. Such transfer will be deemed to be effective as of the close of business on the business day prior to the purported transfer. Our Charter further provides that the Prohibited Owner (as defined herein) will have no rights in the shares held by the trustee and will not benefit economically from ownership of any such shares held in trust by the trustee, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to such shares held in trust. While these shares are held in trust, the trustee will be entitled to vote and to share in any dividends or other distributions with respect to shares of Equity Stock held in trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Within 20 days of receiving notice from us that shares of Equity Stock have been transferred to the trust, the trustee will sell the shares to any person who may hold such shares without violating the limitations on ownership and transfer set forth in our Charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee will distribute the net proceeds of the sale to the person who owned the shares of Equity Stock in violation of the Ownership Limits or the other ownership restrictions described above (the “Prohibited Owner”), who will receive the lesser of  (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the trust, the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. The trustee will reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee and will pay any net sales proceeds in excess of the amount payable to the Prohibited Owner to the charitable beneficiary. In addition, such shares of Equity Stock held in trust are purchasable by us until the trustee has sold the shares at a price equal to the lesser of the price paid for the stock in the transaction that resulted in such transfer to the trust and the market price for the stock on the date we determine to purchase the stock.

All certificates representing shares of Equity Stock will bear a legend referring to the restrictions described above.
In order for us to comply with our record keeping requirements, our Charter requires that each beneficial or constructive owner of Equity Stock and each person (including stockholders of record) who holds stock for a beneficial or constructive owner, shall provide to us such information as we may request in order to determine our status as a REIT and to ensure compliance with the Ownership Limits. Our Charter also requires each owner of a specified percentage of Equity Stock to provide, no later than January 30 of each year, written notice to us stating the name and address of such owner, the number of shares of Equity Stock beneficially owned, and a description of how such shares are held. In addition, each such stockholder must provide such additional information as we may request in order to determine the effect of such stockholder’s beneficial ownership of Equity Stock on our status as a REIT and to ensure compliance with the Ownership Limits.
These Ownership Limits may have the effect of precluding acquisition of control of our company by a third party unless the board of directors determines that maintenance of REIT status is no longer in our best interest. No restrictions on transfer will preclude the settlement of transactions entered into through the facilities of the NYSE.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
The common stock is listed on the NYSE under the symbol “ADC.”
Additional Classes and Series of Stock
The Board is authorized to establish one or more classes and series of stock, including series of preferred stock, from time to time, and to establish the number of shares in each class or series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class or series, without any further vote or action by the stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company’s securities may be listed or traded. As of the date hereof, no shares of preferred stock or any class or series of capital stock other than the common stock were issued or outstanding.
The issuance of additional classes or series of capital stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action of the stockholders. The issuance of additional classes or series of capital stock with voting and conversion rights may adversely affect the voting power of the holders of the Company’s capital stock, including the loss of voting control to others. The ability of the Board to authorize the issuance of additional classes or series of capital stock, while providing flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the Company’s outstanding voting stock, even where such an acquisition may be beneficial to the Company or the Company’s stockholders. The issuance of additional classes or series of capital stock could also result in the reduction of the amount otherwise available for payments of dividends on the common stock; restrict the payment of dividends or making of distributions on, or the purchase or redemption of, the common stock; and restrict the rights of holders of the common stock to share in the Company’s assets upon liquidation until satisfaction of any liquidation preference granted to the holders of other classes or series of capital stock. The Board may not classify or reclassify any authorized but unissued shares of the common stock into shares of the Company’s preferred stock or any class or series thereof.
Certain Provisions of Maryland Law and the Charter and Bylaws
The following summary of certain provisions of the MGCL and of our Charter and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our Charter and Bylaws.

Classification of Board of Directors, Vacancies and Removal of Directors
Our board of directors is divided into three classes of directors, serving staggered three-year terms. At each annual meeting of stockholders, the class of directors to be elected at the meeting generally will be elected for a three-year term and the directors in the other two classes will continue in office. Subject to the rights of any class or series to elect directors, a director may only be removed for cause by the affirmative vote of the holders of 80% of our outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class. We believe that the classified board will help to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors. The use of a staggered board may delay or defer a change in control of us or the removal of incumbent management.
Our Charter and Bylaws provide that, subject to any rights of holders of preferred stock, and unless the board of directors otherwise determines, any vacancies may be filled by a vote of the stockholders or a majority of the remaining directors, though less than a quorum, except vacancies created by the increase in the number of directors, which only may be filled by a vote of the stockholders or a majority of the entire board of directors. In addition, our Charter and Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, only a majority of the board of directors may increase or decrease the number of persons serving on the board of directors. These provisions could temporarily prevent stockholders from enlarging the board of directors and from filling the vacancies created by such removal with their own nominees.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our Charter and Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for director or bring other business before an annual meeting of stockholders.
Our Bylaws provide that (i) only persons who are nominated by, or at the direction of, the board of directors, or by a stockholder who has given timely written notice containing specified information to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the board of directors or by a stockholder who has given timely written notice to our secretary of such stockholder’s intention to bring such business before such meeting. In general, for notice of stockholder nominations or proposed business (other than business to be included in our proxy statement under SEC Rule 14a-8) to be conducted at an annual meeting to be timely, such notice must be received by us not less than 120 days nor more than 150 days prior to the first anniversary of the date of mailing of the notice for the previous year’s annual meeting. Our Bylaws also establish similar advance notice procedures for stockholders to make nominations of candidates for director at a special meeting of stockholders at which directors are to be elected.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of stockholders. Although our Charter and Bylaws do not give the board of directors power to block stockholder nominations for the election of directors or proposal for action, they may have the effect of discouraging a stockholder from proposing nominees or business, precluding a contest for the election of directors or the consideration of stockholder proposals if procedural requirements are not met and deterring third parties from soliciting proxies for a non-management slate of directors or proposal, without regard to the merits of such slate or proposal.
Relevant Factors to be Considered by the Board of Directors
Our Charter provides that, in determining what is in our best interest in a business combination or certain change of control events, each of our directors shall consider the interests of our stockholders and, in his or her discretion, also may consider all relevant factors, including but not limited to (i) the interests of our employees, suppliers, creditors and tenants; and (ii) both the long-term and short-term interests of our company and our stockholders, including the possibility that these interests may be best served by the continued independence of our company. Pursuant to this provision, our board of directors may consider subjective factors affecting a proposal, including certain nonfinancial matters, and on the basis of these considerations may oppose a business combination or other transaction which, evaluated only in terms of its financial merits, might be attractive to some, or a majority, of our stockholders.
Business Combinations
Maryland law prohibits “business combinations” between the Company and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested stockholder as:
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any person or entity who beneficially owns 10% or more of the voting power of the Company’s stock; or

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an affiliate or associate of the Company who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the Company’s then outstanding voting stock.

A person is not an interested stockholder if the Board approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.
After the five-year prohibition, any business combination between the Company and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by the Board and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of the Company’s then-outstanding shares of voting stock; and

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two-thirds of the votes entitled to be cast by holders of the Company’s voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.
The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has exempted from these provisions of the MGCL any business combination with Mr. Richard Agree or any other person acting in concert or as a group with Mr. Richard Agree.
Control Share Acquisitions
Maryland law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or by directors who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders meeting.
If voting rights are not approved at the stockholders meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our Charter or Bylaws.
Our Bylaws contain a provision exempting from the control share acquisition statute any member of the Agree-Rosenberg Group, as defined therein, our officers, our employees, any of the associates or affiliates of the foregoing and any other person acting in concert or as a group with any of the foregoing and any other person, as determined by our board of directors.
Maryland Unsolicited Takeovers Act
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•
a classified board;

•
a two-thirds vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of directors;

•
a requirement that a vacancy on the Board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•
a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our Charter and Bylaws unrelated to Subtitle 8, we (1) have a classified board, (2) require an 80% vote for the removal of any director from the board, (3) vest in the board the exclusive power to fix the number of directorships and (4) provide that unless called by our chairman of our board of directors, our president or our board of directors, a special meeting of stockholders may only be called by our secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting who comply with the stockholder requested meeting provisions set forth in our Bylaws.
Limitation of Liability and Indemnification
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•
actual receipt of an improper benefit or profit in money, property or services; or

•
active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our Charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.
Our present and former officers and directors are and will be indemnified under Maryland law and our Charter and Bylaws against certain liabilities. Our Charter and Bylaws require us to indemnify our directors and officers, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay to our directors and officers or reimburse reasonable expenses of our directors and officers in advance of the final disposition of a proceeding, in each case to the fullest extent permitted from time to time by the laws of the State of Maryland. We may, with the approval of our board of directors, provide such indemnification and advance for expenses to a person who served a predecessor of us as a director or officer and any employee or agent of ours or of a predecessor of ours.
Maryland law requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis of that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We maintain liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as our directors or officers.
Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF PREFERRED STOCK
The following description of the preferred stock of Agree Realty Corporation is only a summary and sets forth certain general terms and provisions of the Company’s preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Charter, including the applicable articles supplementary, and Bylaws and the applicable provisions of the MGCL.
General
The Company has the authority under the Charter to issue 4,000,000 shares of preferred stock, par value $0.0001 per share. As of May 4, 2023, 7,000 shares of Series A Preferred Stock represented by 7,000,000 depositary shares were outstanding and designated as the 4.250% Series A Cumulative Redeemable Preferred Stock of the Company, and no other shares of preferred stock were outstanding. Subject to limitations prescribed by Maryland law and the Charter, the Board is authorized to establish one or more classes or series of preferred stock and to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of the Board or duly authorized committee thereof. The preferred stock will, when issued in exchange for the consideration therefor, be fully paid and nonassessable and, except as may be determined by the Board and set forth in the articles supplementary setting forth the terms of any class or series of preferred stock, will not have, or be subject to, any preemptive or similar rights.
You should refer to the prospectus supplement and the applicable articles supplementary relating to the class or series of preferred stock offered thereby for specific terms, including:
(1)
The class or series, title and stated value of that preferred stock;

(2)
The number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

(3)
The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

(4)
Whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;

(5)
The procedures for any auction and remarketing, if any, for that preferred stock;

(6)
Provisions for a sinking fund, if any, for that preferred stock;

(7)
Provisions for redemption, if applicable, of that preferred stock;

(8)
Any listing of that preferred stock on any securities exchange;

(9)
The terms and conditions, if applicable, upon which that preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);

(10)
Whether interests in that preferred stock will be represented by the Company’s depositary shares;

(11)
The relative ranking and preference of the preferred stock as to distribution rights and rights upon the Company’s liquidation, dissolution or winding up if other than as described in this prospectus;

(12)
Any limitations on issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon the Company’s liquidation, dissolution or winding up;

(13)
A discussion of certain federal income tax considerations applicable to that preferred stock;

(14)
Any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve the Company’s status as a REIT; and

(15)
Any other material terms, preferences, rights (including voting rights), limitations or restrictions of that preferred stock.

Series A Preferred Stock of the Company
Relative Seniority
The Series A Preferred Stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank (a) senior to all classes or series of common stock, $0.001 par value per share, and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series A Preferred Stock; (b) on a parity with any other equity securities issued by the Company the terms of which provide that such equity securities shall rank on a parity with such Series A Preferred Stock (“Parity Preferred Stock”), if any, and (c) junior to all equity securities issued by the Company which rank senior to the Series A Preferred Stock. The term “equity securities” does not include convertible debt securities.
Dividends and Other Distributions
Holders of Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the board of directors and declared by the Company, out of assets legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 4.250% per annum of the $25,000.00 per share liquidation preference (equivalent to $25.00 per Depositary Share) of the Series A Preferred Stock (equivalent to a fixed annual amount of $1,062.50 per share of Series A Preferred Stock). Such dividends shall accumulate on a daily basis and be cumulative from and including the immediately preceding dividend payment date (or from and including the original date of issuance if no dividends have yet been paid) of any shares of Series A Preferred Stock and be payable monthly in equal amounts in arrears on the first day of each month of each year, beginning on October 1, 2021 (each such day being hereinafter called a “Dividend Payment Date”) or, if not on a business day, on the next succeeding business day, with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day.
Any dividend payable on the Series A Preferred Stock for any partial dividend period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month prior to the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the board of directors for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).
If any shares of Series A Preferred Stock are outstanding, no dividends will be authorized by the board of directors or declared by the Company or paid or set apart by the Company for payment on any equity securities of the Company of any other class or series ranking, as to distributions, on a parity with or junior to the Series A Preferred Stock unless full cumulative dividends have been or contemporaneously are authorized by the board of directors and declared by the Company and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all past dividend periods. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and all other equity securities ranking on a parity, as to distributions, with the Series A Preferred Stock, all dividends authorized and declared, paid or set apart for payment upon the Series A Preferred Stock and all other equity securities ranking on a parity, as to distributions, with the Series A Preferred Stock shall be authorized and declared and paid pro rata, or authorized and declared and set apart for payment pro rata, so that the amount of dividends authorized and declared per share of Series A Preferred Stock and each such other equity security ranking on a parity, as to distributions, shall in all cases bear to each other the same ratio that accumulated dividends per share of Series A Preferred Stock and such other equity security (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such equity securities do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series A Preferred Stock which may be in arrears. Holders of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends on the Series A Preferred Stock as described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of the Company’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.
Liquidation Preference
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (referred to herein sometimes as a “liquidation”), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid, or have the Company declare and set apart for payment, out of the assets of the Company legally available for distribution to stockholders (after payment or provision for payment of all debts and other liabilities of the Company), a liquidation preference in cash of $25,000.00 per share of Series A Preferred Stock, plus an amount equal to all accumulated and unpaid dividends to, but not including, the date of payment (the “Liquidation Preference”), before any distribution of assets is made to holders of Common Stock or any other equity securities of the Company that rank junior to the Series A Preferred Stock as to liquidation rights. If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company are insufficient to pay the full amount of the Liquidation Preference to holders of Series A Preferred Stock and all Parity Preferred Stock, then the holders of the Series A Preferred Stock and all Parity Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Company. None of a consolidation, merger or conversion of the Company with or into another entity, a merger of another entity with or into the Company, a statutory share exchange by the Company or a sale, lease, transfer or conveyance of all or substantially all of the Company’s assets or business shall be considered a liquidation, dissolution or winding up of the Company.
Withdrawal and Redemption
The Company may not redeem the Series A Preferred Stock before September 17, 2026 except in limited circumstances to preserve its status as a real estate investment trust for federal income tax purposes and except in certain circumstances upon the occurrence of a change of control of the Company. On and after September 17, 2026, the Company, at its option, may redeem the Series A Preferred Stock, in whole or from time to time in part, by paying $25.00 per Depositary Share, plus any accrued and unpaid dividends. Upon the occurrence of a change in control of the Company, if the Company does not otherwise redeem the Series A Preferred Stock, the holders have a right to convert their shares into common stock of the Company at the $25.00 per Depositary Share liquidation value, plus any accrued and unpaid dividends. This conversion value is limited by a share cap if the Company’s stock price falls below a certain threshold.
From and after the redemption date (unless the Company defaults in payment of the redemption price), all dividends on the Series A Preferred Stock designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the Company’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Company, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to, but not including, the redemption date) of the shares of Series A Preferred Stock so called for redemption in Company for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series A Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series A Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Company.
Subject to applicable law and the limitation on purchases when dividends on the Series A Preferred Stock are in arrears, the Company may, at any time and from time to time, purchase any shares of Series A Preferred Stock in the open market, by tender or by private agreement.
Voting of the Series A Preferred Stock
Holders of the Series A Preferred Shares generally have no voting rights. However, if we are in arrears on distributions on the Series A Preferred Shares for 18 or more monthly periods, whether or not consecutive, holders of the Series A Preferred Shares (voting together as a class with the holders of all other classes or series of parity preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the written request of at least 33% of such holders or at the next annual or special meeting of shareholders and each subsequent annual or special meeting of shareholders for the election of two additional directors to serve on our board of directors until all unpaid distributions with respect to the Series A Preferred Shares and any other class or series of parity preferred shares have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, we may not make certain material and adverse changes to the terms of the Series A Preferred Shares without the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Shares and all other shares of any class or series ranking on parity with the Series A Preferred Shares that are entitled to similar voting rights (voting together as a single class).
Conversion
The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except upon the occurrence of a Change of Control. Upon the occurrence of a Change of Control each holder of Series A Preferred Stock shall have the right, unless, prior to the Change of Control Conversion Date (which is a Business Day set forth in the notice of Change of Control that is no less than 20 days nor more than 35 days after the date on which the Company provides such notice), the Company has provided or provides notice of its election to redeem the shares of Series A Preferred Stock pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock per share of Series A Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25,000.00 liquidation preference plus (y) the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividend will be included in such sum) by (ii) the Common Stock Price (as defined below) and (B) 680.3 (the “Share Cap”), subject to the immediately succeeding paragraph.
The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a Common Stock dividend), subdivisions or combinations (in each case, a “Stock Split”) with respect to Common Stock as follows: the adjusted Share Cap as the result of a Stock Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Stock Split. The aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 4,762,100 shares of Common Stock (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Share Cap and for additional issuances of shares of Series A Preferred Stock in subsequent offerings, if any. In the case of a Change of Control pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock shall receive upon conversion of such shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder of shares of Series A Preferred Stock would have owned or been entitled to receive upon the Change of Control had such holder of shares of Series A Preferred Stock held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”). In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series A Preferred Stock shall receive shall be the form of consideration elected by the holders of the Common Stock who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. The Company shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.
The “Common Stock Price” shall be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by holders of Common Stock is solely cash, and (ii) the average of the closing prices per share of Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash.
If, prior to the change of control conversion date, we have provided or provide a redemption notice, whether pursuant to its special optional redemption right in connection with a change of control or its optional redemption right, holders of Series A Preferred Shares will not have any right to convert the Series A Preferred Shares into shares of our common shares in connection with the change of control and any Series A Preferred Shares selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the change of control conversion date.
No fractional shares of Common Stock shall be issued upon the conversion of shares of Series A Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.
Notwithstanding anything to the contrary contained herein, no holder of shares of Series A Preferred Stock will be entitled to convert such shares of Series A Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause the holder of such shares of Common Stock (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Charter, shares of Common Stock of the Company in excess of the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit, as such terms are defined in the Charter, as applicable.

DESCRIPTION OF DEPOSITARY SHARES
General
The Company may offer depositary shares, each of which would represent a fractional interest of a share of a particular class or series of preferred stock. The Company will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among the Company, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.
Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after the Company issues and delivers shares of preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts. The following summary is not complete and is subject to, and qualified in its entirety by the provisions of, the applicable deposit agreement and the applicable depositary receipt.
As of May 4, 2023, 7,000,000 depositary shares were outstanding, each representing a 1/1,000th share of our Series A Preferred Stock. Our Series A Depositary Shares are listed on the NYSE under the symbol “ADCPrA.”
The shares of Series A Preferred Stock are deposited with Computershare Trust Company, N. A., as Depositary (the “Preferred Shares Depositary”), under a Deposit Agreement among the Company, the Preferred Shares Depositary and the holders from time to time of the depositary receipts issued by the Preferred Shares Depositary under the Deposit Agreement. The depositary receipts evidence the Series A Depositary Shares. Each holder of a Depositary Receipt evidencing a Series A Depositary Share is entitled, proportionately, to all the rights and preferences of, and subject to all of the limitations of, the interest in the Series A Preferred Stock represented by the Series A Depositary Share (including dividend, voting, redemption and liquidation rights and preferences).
See also “Description of Preferred Stock — Series A Preferred Stock of the Company.”
Dividends and Other Distributions
The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions. In the event that the calculation of such amount to be paid results in an amount which is a fraction of one cent, the amount the Preferred Shares Depositary shall distribute to such record holder shall be rounded to the next highest whole cent if such fraction of a cent is equal to or greater than $0.005.
If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible and the Company approves, the depositary may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
Withdrawal of Stock
Unless the Company has previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares
Whenever the Company redeems shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If the Company intends to redeem less than all of the underlying preferred stock, the Company and the depositary will select the depositary shares to be redeemed as nearly pro rata as practicable without creating fractional depositary shares or by any other equitable method determined by the Company that preserves the Company’s REIT status.
On the redemption date:
•
all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•
the Company and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•
all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock
When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.
Liquidation Preference
In the event of the Company’s liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.
Conversion of Preferred Stock
Depositary shares will not themselves be convertible into common stock or any other securities or property of the Company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of the Company’s preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, the Company will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. The Company will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, the Company will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.
Amendment and Termination of a Deposit Agreement
The Company and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, the Company may not make any amendment that:

•
would materially and adversely alter the rights of the holders of depositary shares; or

•
would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.
The Company may terminate a deposit agreement upon not less than 30 days’ prior written notice to the depositary if:
•
the termination is necessary to preserve the Company’s REIT status; or

•
a majority of each series of preferred stock affected by the termination consents to the termination.

Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares. If the Company terminates a deposit agreement to preserve the Company’s status as a REIT, then the Company will use its best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.
In addition, a deposit agreement will automatically terminate if:
•
the Company has redeemed all underlying preferred stock subject to the agreement;

•
a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•
each share of the underlying preferred stock has been converted into other capital stock of the Company not represented by depositary shares.

Charges of a Preferred Stock Depositary
The Company will pay all transfer and other taxes and governmental charges arising in connection with a deposit agreement. In addition, the Company will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.
Resignation and Removal of Depositary
A depositary may resign at any time by delivering to the Company notice of its election to resign. The Company may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. The Company will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.
Miscellaneous
The depositary will forward to the holders of depositary shares any reports and communications from the Company with respect to the underlying preferred stock.
Neither the depositary nor the Company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the Company and a depositary under a deposit agreement will be limited to performing the Company’s duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct. Neither the Company nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.
The Company and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.
In the event a depositary receives conflicting claims, requests or instructions from the Company and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from the Company.
Depositary
The prospectus supplement will identify the depositary for the depositary shares.
Listing of the Depositary Shares
The prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF WARRANTS
The Company may issue warrants for the purchase of shares of the common stock, preferred stock or debt securities. Warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as the Company’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary is not complete and is subject to, and qualified in its entirety by the provisions of, the applicable warrant agreement and any applicable warrant certificates relating to each series of warrants.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
(1)
the title of the warrants;

(2)
the aggregate number of the warrants;

(3)
the price or prices at which the warrants will be issued;

(4)
the designation, number and terms of the securities purchasable upon exercise of the warrants;

(5)
the designation and terms of the other securities offered by this prospectus with which the warrants are issued and the number of the warrants issued with each security offered by this prospectus;

(6)
the date, if any, on and after which the warrants and the related securities will be separately transferable;

(7)
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

(8)
the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

(9)
the minimum or maximum amount of the warrants which may be exercised at any one time;

(10)
information with respect to book-entry procedures, if any;

(11)
a discussion of certain federal income tax considerations applicable to warrants; and

(12)
any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES
As used in this section only, references to “we,” “our” and “us” refer to Agree Limited Partnership, as the issuer of the applicable series of debt securities and not to any subsidiaries. The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any additional guarantees by any of our subsidiaries. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture among us, Agree Realty Corporation, as guarantor, and U.S. Bank National Association, as trustee, dated August 17, 2020 (the “Indenture”). We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to certain section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of the Board and set forth or determined in the manner provided in such resolution, supplemental indenture or officer’s certificate. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series, which series may differ in respect of any matters, provided that all series of securities shall be equally and ratably entitled to the benefits of the indenture. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•
the title (which shall distinguish the debt securities of that particular series from the debt securities of any other series except to the extent that additional securities of an existing series are being issued);

•
the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•
any limit on the aggregate principal amount of the debt securities;

•
the date or dates on which the principal of the securities of the series is payable;

•
the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
whether such interest will be payable in cash or additional securities of the same series or will accrue and increase the aggregate principal amount outstanding of such securities of the series;

•
the place or places where principal of, and premium and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered and the method of payment;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•
the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•
any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
whether the securities of such series will be senior or subordinated debt securities and, if applicable, the subordination provisions;

•
any guarantor of the securities of such series in addition to Agree Realty Corporation, as guarantor, including the form and terms of the guarantees (including provisions relating to seniority or subordination of such guarantees and the release of any guarantor), if any, of any payment or other obligations on such securities and any additions or changes to the Indenture to permit or facilitate guarantees of the securities;

•
any addition to or change in the provisions relating to satisfaction and discharge or covenant defeasance or legal defeasance applicable to the debt securities of that series;

•
whether the debt securities of that series are to be issued at a discount; and

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2)

Transfer and Exchange
Resolutions of the Board, a supplemental indenture or an officer’s certificate shall establish whether the debt securities of a series will be issued in the form of one or more global securities and as book-entry securities that will be deposited with, or on behalf of, the depositary for such global securities as named by us and identified in the applicable prospectus supplement (the “Depositary”).
Any holder of a beneficial interest in a global security shall agree that transfers of beneficial interests shall be effected only through the book-entry system. (Section 2.14)

If the securities are not issued in the form of one or more global securities, you may transfer or exchange certificated debt securities at any office or agency we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) Upon presentation to the registrar, subject to the terms of the indenture, and upon a request to the registrar, the registrar will register the transfer or make an exchange of securities for an equal principal amount of securities of the same series. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges. (Section 2.7)
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities that supplement or modify the covenants in the indenture. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
Unless otherwise stated in the applicable prospectus supplement, neither Agree Limited Partnership nor Agree Realty Corporation may consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its respective properties and assets to any person unless:
•
the person formed by such consolidation or merger (if other than Agree Limited Partnership or Agree Realty Corporation, as applicable) or the person which acquires by conveyance or transfer, or which leases all or substantially all of the properties and assets of Agree Limited Partnership or Agree Realty Corporation, as applicable, shall be a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction (the “successor person”) and shall expressly assume, by a supplemental indenture;

•
in the case of a successor person to Agree Limited Partnership, the due and punctual payment of the principal of and interest on the securities and the performance or observance of every covenant of the Indenture on the part of Agree Limited Partnership;

•
in the case of a successor person to Agree Limited Partnership, all of the obligations of Agree Limited Partnership under the guarantee of Agree Limited Partnership and the performance or observance of every covenant of the indenture on the part of Agree Realty Corporation to be performed or observed by Agree Realty Corporation;

•
immediately after giving effect on a pro forma basis to the transaction, no Event of Default, shall have occurred and be continuing and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•
Agree Limited Partnership or Agree Realty Corporation, as applicable, has delivered to the trustee an officer’s certificate and opinion of counsel stating that such consolidation, merger, conveyance, sale, transfer or lease and such supplemental indenture, if any, complies with the indenture and that all conditions precedent provided for in the indenture relating to such transaction and the supplemental indenture in respect thereto have been complied with.

Notwithstanding the above, any of our subsidiaries that is not a Subsidiary Guarantor may consolidate with, merge into or convey, transfer or lease all or substantially all of its properties to us or to any other guarantor. (Section 5.1)
Guarantees
The debt securities issued by Agree Limited Partnership will be fully and unconditionally guaranteed by Agree Realty Corporation. If a series of debt securities is guaranteed by any of our subsidiaries, a supplemental indenture will be executed by the guarantor. These guarantees will be joint and several obligations of Agree Realty Corporation and by such other guarantors. The obligations of the guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.
Any guarantee other than the guarantee of Agree Realty Corporation shall be automatically and unconditionally released: (i) upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of such guarantor (other than to us or one of our affiliates); or (ii) upon the sale or disposition of all or substantially all the property of such guarantor (other than to any affiliate of ours). A guarantee also shall be released with respect to a series of debt securities as provided in resolutions of the Board, a supplemental indenture or an officer’s certificate.
Any guarantee also will be released if we exercises its legal defeasance or its covenant defeasance option with respect to such series as set forth in the indenture, or if our obligations under this indenture with respect to such series are discharged as set forth in the indenture. (Article X)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•
default in the payment of principal, premium if any, of any security of that series at the Maturity Date;

•
default in the performance or breach of any other covenant or warranty by Agree Limited Partnership, Agree Realty Corporation, or in the case of any guaranteed securities, by any guarantor of such guaranteed series of securities, in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 consecutive days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•
certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Agree Limited Partnership, Agree Realty Corporation, or any Material Subsidiary;

•
the guarantee of any guarantor required to guarantee the securities ceases to be in full force and effect (other than in accordance with the provisions of the Indenture) or is denied or disaffirmed by such entity; or

•
any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities if specified otherwise in resolutions of the Board, a supplemental indenture or an officer’s certificate. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an Event of Default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any default or Event of Default within 30 days of becoming aware of the occurrence of such default or Event of Default, which notice will describe in reasonable detail the status of such default or Event of Default and what action we are taking or propose to take in respect thereof. Except in the case of payment default, the trustee may withhold the notice if and so long as the trustee in good faith determines that withholding the notice is in the interests of the holders. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (except as described below), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders) specifying the Event of Default, declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of premium, if any, and accrued and unpaid interest, if any, to but not including the date of acceleration, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after the principal of debt securities of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered by the trustee, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 50% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on that debt security on or after the maturity dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish an officer’s certificate to the trustee stating that a review of us and the guarantors during the preceding fiscal year has been made under the supervision of the signing officers in their duties as officers of Agree Realty Corporation, and to the best knowledge of such officers of Agree Realty Corporation, such review did not disclose that a default or Event of Default has occurred and is continuing (or if a default or Event of Default has occurred and is continuing, the steps to be taken to cure such defaults or Events of Default). (Section 4.3) If a default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series a notice of a default or Event of Default within 90 days after a responsible officer of the trustee has knowledge of such default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver
Agree Limited Partnership, Agree Realty Corporation and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•
to cure any ambiguity, defect or inconsistency in the Indenture; provided that this action shall not adversely affect the interests of the Securityholders in any material respect;

•
to evidence a successor to the Company as obligor or any Guarantor as guarantor under the Indenture with respect to the Securities;

•
to make any change that does not adversely affect the interests of the holders of any Securities then outstanding;

•
to provide for the issuance of additional Securities in accordance with the limitations set forth in the Indenture;

•
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•
to reflect the release of any Guarantor, as guarantor, in accordance with the provisions of the Indenture;

•
to secure the Securities;

•
to add guarantors with respect to any debt security;

•
to provide for uncertificated securities in addition to or in place of certificated securities;

•
to conform the text of the Indenture, any guarantee or the Securities to any provision of the “Description of Notes” in any offering document filed with the SEC to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, such Guarantee or the Securities (as certified in an Officers’ Certificate). (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments (including consents obtained in connection with a tender offer or exchange offer for debt securities of such affected series). We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•
reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of, or premium, if any, on, or change the fixed maturity of with respect any series of debt securities;

•
make the principal of, or premium, if any, or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or premium, if any, and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers of past default or amendments;

•
waive a redemption payment with respect to any debt security if the redemption is not made at our option; or

•
release any guarantor as a guarantor of the debt securities other than as provided in the Indenture or modify the guarantee in any manner adverse to the holders (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, if any, or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration and in respect of a covenant or provision contained in this Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt securities affected thereby. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the dates such payments are due in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Company and General Partner May Consolidate, Etc., on Certain Terms” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
•
depositing with the trustee cash and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the dates such payments are due in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders
None of our or any guarantor’s (or any successor to such guarantor) respective past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. (Section 11.8) This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Concerning our Relationship with the Trustee
We have and may continue to have banking and other business relationships with U.S. Bank, or any subsequent trustee, in the ordinary course of business. As of March 31, 2023, we had a $1.0 billion unsecured revolving credit facility, with $196 million outstanding, and a weighted average interest rate of approximately 5.75%. An affiliate of U.S. Bank is a lender under our revolving credit facility.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 11.10)

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material federal income tax consequences and considerations relating to the acquisition, holding, and disposition of the Company’s securities or the Operating Partnership’s debt securities. For purposes of this discussion under the heading “Material Federal Income Tax Considerations,” the “Company” refers to Agree Realty Corporation, but excluding all its subsidiaries and affiliated entities, and the “Operating Partnership” refers to Agree Limited Partnership. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (which are referred to in this section as “Treasury Regulations”), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any description of the tax consequences summarized below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. This summary is also based upon the assumption that the Company, and each of its subsidiaries and affiliated entities, will act in accordance with any applicable organizational documents or partnership or limited liability company operating agreement. This summary is for general information only, and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:
•
financial institutions;

•
insurance companies;

•
broker-dealers;

•
persons who mark-to-market the Company’s securities or the Operating Partnership’s debt securities;

•
subchapter S corporations;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
regulated investment companies and REITs;

•
trusts and estates;

•
holders who receive the Company’s securities through the exercise of employee stock options or otherwise as compensation;

•
persons holding the Company’s securities or the Operating Partnership’s debt securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to the alternative minimum tax provisions of the Code;

•
persons holding the Company’s securities or the Operating Partnership’s debt securities through a partnership or similar pass-through entity;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the Company’s securities or the Operating Partnership’s debt securities;

•
except to the extent discussed below, tax-exempt organizations; and

•
except to the extent discussed below, foreign investors.

In addition, certain U.S. expatriates, including certain individuals who have lost U.S. citizenship and “long-term residents” (within the meaning of Section 877(e)(2) of the Code) who have ceased to be lawful permanent residents of the United States, are subject to special rules not discussed herein.
This summary assumes that investors will hold their securities as capital assets within the meaning of Section 1221 of the Code, which generally means assets held for investment.
The federal income tax treatment of holders of the Company’s securities or the Operating Partnership’s debt securities depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding the Company’s securities or the Operating Partnership’s debt securities to any particular holder will depend on the holder’s particular tax circumstances. You are urged to consult your own tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you (in light of your particular investment or tax circumstances) of acquiring, holding, exchanging, or otherwise disposing of the Company’s securities or the Operating Partnership’s debt securities.
Taxation of the Company
The Company has elected to be a REIT for federal income tax purposes under Sections 856 through 860 of the Code and applicable provisions of the Treasury Regulations, which set forth the requirements for qualifying as a REIT. The Company’s policy has been and is to operate in such a manner as to qualify as a REIT for federal income tax purposes. If the Company so qualifies, then it will generally not be subject to federal income tax on income it currently distributes to its shareholders. For any year in which the Company does not meet the requirements for qualification as a REIT, it will be taxed as a corporation. See “— Failure to Qualify” below.
The company has received an opinion from Honigman LLP, its tax counsel, to the effect that since the commencement of the Company’s taxable year that began January 1, 2019 through December 31, 2022, it has qualified to be taxed as a REIT under the Code, and the Company’s current and proposed method of operation will enable it to continue to qualify as a REIT under the Code. A copy of this opinion is filed as an exhibit to the registration statement of which this prospectus is a part. It must be emphasized that the opinion of Honigman LLP is based on various assumptions relating to the Company’s organization and operation, and is conditioned upon representations and covenants made by the Company’s management regarding its assets and the past, present, and future conduct of its business operations. While the Company intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in the Company’s circumstances, no assurance can be given by Honigman LLP or by the Company that it will so qualify for any particular year. The opinion was expressed as of the date issued and will not cover subsequent periods. Honigman LLP will have no obligation to advise the Company or the holders of its securities or the Operating Partnership’s debt securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge, or a court will not rule contrary to, the conclusions set forth in such opinions.
The Company’s qualification and taxation as a REIT depend upon its ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, its compliance with which has not been, and will not be, reviewed by Honigman LLP on a continuing basis. In addition, the Company’s ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain of its affiliated entities, which may not have been reviewed by Honigman LLP. Accordingly, no assurance can be given that the actual results of the Company’s operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, the Company’s qualification and taxation as a REIT depend upon its ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification — General.”
While the Company intends to operate so that it qualifies as a REIT, no assurance can be given that the IRS will not challenge the Company’s REIT status, or that it will be able to operate in accordance with the REIT requirements in the future.
As a REIT, the Company will generally be entitled to a deduction for dividends that it pays, and therefore will not be subject to federal corporate income tax on its net income that is currently distributed to its shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results from investment in a corporation or an entity treated as a corporation for federal income tax purposes. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT. Net operating losses, foreign tax credits and other tax attributes of a REIT do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “Federal Income Taxation of U.S. Holders” and “Federal Income Taxation of Non-U.S. Holders” below.
As a REIT, the Company will nonetheless be subject to federal tax in the following circumstances:
•
The Company will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•
If the Company has net income from “prohibited transactions,” which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% excise tax. See “— Income Tests — Prohibited Transactions” and “— Income Tests — Foreclosure Property” below.

•
If the Company elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” it may thereby avoid the 100% excise tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax.

•
The Company will be subject to a 100% penalty tax on any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a “taxable REIT subsidiary” (“TRS”) of the Company to any of its tenants. Redetermined deductions and excess interest represent amounts that are deducted by a TRS of the Company for amounts paid to it that are in excess of the amounts that would have been charged based on arm’s-length negotiations. Redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, the Company (other than services furnished or rendered to a tenant of the Company) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations. See “— Income Tests-Redetermined Rents, Redetermined Deductions, Excess Interest and Redetermined TRS Service Income” below.

•
If the Company should fail to satisfy the 75% gross income test or the 95% gross income test discussed below, due to reasonable cause and not due to willful neglect, and the Company maintains its qualification as a REIT as a result of specified cure provisions, the Company will be subject to a 100% tax on an amount equal to (1) the amount by which it fails the 75% gross income test or the amount by which it fails the 95% gross income test (whichever is greater), multiplied by (2) a fraction intended to reflect the Company’s profitability.

•
If the Company fails to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests) described below, due to reasonable cause and not due to willful neglect, and the Company maintains its REIT qualification as a result of specified cure provisions, the Company will be required to pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations multiplied by the net income generated by the nonqualifying assets that caused it to fail such test.

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If the Company fails to satisfy any requirement of the Code for qualifying as a REIT, other than a failure to satisfy the REIT gross income tests or asset tests, and the failure is due to reasonable cause and not due to willful neglect, the Company may retain its REIT qualification but it will be required to pay a penalty of $50,000 for each such failure.

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If the Company should fail to distribute during each calendar year at least the sum of (1) 85% of its “REIT ordinary income” (i.e., “REIT taxable income” excluding capital gain and without regard to the dividends paid deduction) for such year, (2) 95% of its REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such sum over the aggregate of amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

•
The Company may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet certain record keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Requirements for Qualification — General.”

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If the Company acquires any asset from a subchapter C corporation in a transaction in which gain or loss is not recognized, and it subsequently recognizes gain on the disposition of any such asset during the five-year period (which is referred to in this section as the “Recognition Period”) beginning on the date on which the Company acquires the asset, then the excess of (1) the fair market value of the asset as of the beginning of the Recognition Period, over (2) the Company’s adjusted basis in such asset as of the beginning of such Recognition Period (which is referred to in this section as “Built-in Gain”) will generally be (with certain adjustments) subject to tax at the highest corporate income tax rate. Similar rules would apply if within the five-year period beginning on the first day of a taxable year for which the Company re-qualifies as a REIT after being subject to tax as a corporation under subchapter C of the Code for more than two years it were to dispose of any assets that it held on such first day.

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Certain of the Company’s subsidiaries, including its TRSs, are taxable as corporations and their earnings are subject to corporate income tax.

In addition, notwithstanding its qualification as a REIT, the Company and its subsidiaries may be subject to a variety of taxes, including payroll taxes, and state and local income, property and other taxes on their assets and operations. The Company could also be subject to tax in situations and on transactions not currently contemplated.
Requirements for Qualification — General
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)
that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities) during the last half of each taxable year; and

(7)
that meets other tests described below, including tests with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The Company believes that it has been organized and operated in a manner that has allowed it to satisfy the requirements set forth in (1) through (7) above. In addition, the Charter currently includes certain restrictions regarding transfer of the Company’s shares of capital stock that are intended (among other things) to assist the Company in continuing to satisfy the share ownership requirements described in (5) and (6) above.
To monitor compliance with the share ownership requirements, the Company is required to maintain records regarding the actual ownership of its shares. To do so, the Company must demand written statements each year from the record holders of significant percentages of its shares in which the record holders are to disclose the actual owners of such shares (that is, the persons required to include in gross income the dividends paid by the Company). A list of those persons failing or refusing to comply with this demand must be maintained as part of the Company’s records. The Company’s failure to comply with these record-keeping requirements could subject it to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
In addition, the Company may not elect to become a REIT unless its taxable year is the calendar year. The Company satisfies this requirement.
Effect of Subsidiary Entities
Ownership of Partnership Interests.   In the case of a REIT that is a partner in a partnership (treating, as a partner of a partnership for this purpose, a member of a limited liability company that is classified as a partnership for federal income tax purposes), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership, and the REIT will be deemed to be entitled to the income of the partnership attributable to such share. The character of the assets and gross income of the partnership (determined at the level of the partnership) are the same in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests described below. Accordingly, the Company’s proportionate share of the assets, liabilities, and items of income of the Operating Partnership and any of its other subsidiaries that are partnerships (provided that the subsidiary partnerships are not taxable as corporations for federal income tax purposes) is treated as the Company’s assets, liabilities and items of income for purposes of applying the requirements described in this summary (including the gross income and asset tests described below). One exception to the rule described above is that, for purposes of the prohibition against holding securities having a value greater than 10% of the total value of the outstanding securities of any one issuer discussed under “— Asset Tests” below, a REIT’s proportionate share of any securities held by a partnership is not based solely on its capital interest in the partnership but also includes its interest (as a creditor) in certain debt securities of the partnership (excluding “straight debt” and certain other securities described under “— Asset Tests” below). A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investment in the Operating Partnership.”
Disregarded Subsidiaries.   If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of applying the gross income and asset tests applicable to REITs summarized below. A qualified REIT subsidiary is any corporation, other than a TRS (described below), that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities the Company wholly owns, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of applying the REIT income and asset tests described below. Disregarded subsidiaries, along with the Company’s subsidiary partnerships, are sometimes referred to as “pass-through subsidiaries.” In the event that any of the Company’s disregarded subsidiaries ceases to be wholly-owned by it (for example, if any equity interest in the subsidiary is acquired by a person other than the Company or one of its other disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect the Company’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% (as measured by either voting power or value) of the securities of any one issuer. See “— Income Tests” and “— Asset Tests” below.
Taxable Subsidiaries.   A REIT may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS of the REIT. In addition, a corporation (other than a REIT or qualified REIT subsidiary) is treated as a TRS if a TRS of a REIT owns directly or indirectly securities possessing more than 35% of the total voting power, or having more than 35% of the total value, of the outstanding securities of the corporation. The Company has interests in several corporations treated as TRSs. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, the Company’s TRSs are subject to corporate income tax on their earnings, and this may reduce the aggregate cash flow that the Company and its subsidiaries generate and thus the Company’s ability to make distributions to its shareholders.
A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any undistributed income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes, as income, any dividends that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and undistributed income of taxable subsidiary corporations in determining the parent’s compliance with the REIT requirements, these entities may be used by the parent REIT indirectly to undertake activities that the applicable rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income, such as management fees, that do not qualify under the 75% and 95% gross income tests described below).
In addition, certain sections of the Code that are intended to ensure that transactions between a parent REIT and its TRS occur at arm’s length and on commercially reasonably terms may prevent a TRS from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied. Overall limitations on the deductibility of net interest expense by businesses could also apply to any TRS.
Income Tests
To maintain its qualification as a REIT, the Company must annually satisfy two gross income requirements. First, at least 75% of the Company’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must derive from (1) investments in real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), interest income derived from mortgage loans secured by both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loans, and gains from the sale of real estate assets, or (2) certain kinds of temporary investment of new capital. Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a “real estate asset” for purposes of the asset tests described below, neither interest on, nor gain from the sale of, such debt instruments is treated as qualifying income for purposes of the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.
Second, at least 95% of the Company’s gross income in each taxable year, excluding gross income from prohibited transactions, must derive from some combination of such income from investments in real property and temporary investment of new capital (that is, income that qualifies under the 75% gross income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income from debt instruments issued by publicly offered REITs is qualifying income for purposes of the 95% gross income test. Gross income from the Company’s sale of property that it holds primarily for sale to customers in the ordinary course of business (as described in “— Prohibited Transactions” below) is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” (as defined in “— Hedging Transactions” below) that the Company enters into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Certain foreign currency gains will also be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain” below. Finally, gross income attributable to cancellation of indebtedness income will be excluded from both the numerator and denominator for purposes of both of the gross income tests.
Rents from Real Property.   For purposes of satisfying the 75% and 95% gross income tests, “rents from real property” generally include rents from interests in real property, charges for services customarily furnished or rendered in connection with the rental of real property (whether or not such charges are separately stated), and rent attributable to personal property that is leased under, or in connection with, a lease of real property. However, the inclusion of these items as rents from real property is subject to the conditions described immediately below.
•
Any amount received or accrued, directly or indirectly, with respect to any real or personal property cannot be based in whole or in part on the income or profits of any person from such property. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, amounts received or accrued based on income or profits do not include amounts received from a tenant based on the tenant’s income from the property if the tenant derives substantially all of its income with respect to such property from leasing or subleasing substantially all of such property, provided that the tenant receives from subtenants only amounts that would be treated as rents from real property if received directly by the REIT.

•
Amounts received from a tenant generally will not qualify as rents from real property in satisfying the gross income tests if the REIT directly, indirectly, or constructively owns (1) in the case of a tenant that is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of a tenant that is not a corporation, an interest of 10% or more in the assets or net profits of such tenant (such a tenant is referred to in this section as a “Related Party Tenant”). Rents that the Company receives from a Related Party Tenant that is also a TRS of the Company, however, will not be excluded from the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by the Company’s other tenants for comparable space. Whether rents paid by the Company’s TRS are substantially comparable to rents paid by its other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled” TRS is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as rents from real property. For purposes of this rule, a “controlled” TRS is a TRS in which the Company owns stock possessing more than 50% of the voting power or more than 50% of the total value.

•
If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. The determination of whether more than 15% of the rents received by a REIT from a property is attributable to personal property is based upon a comparison of the fair market value of the personal property leased by the tenant to the fair market value of all the property leased by the tenant.

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Rents from real property do not include any amount received or accrued directly or indirectly by a REIT for services furnished or rendered to tenants of a property or for managing or operating a property, unless the services furnished or rendered, or management or operations provided, are of a type that a tax-exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Code (that is, unless they are of a type “usually or customarily rendered in connection with the rental of space for occupancy only” or are not considered “primarily for the tenant’s convenience”). Services, management, or operations which, if provided by a tax-exempt organization, would give rise to unrelated business taxable income (referred to in this section as “Impermissible Tenant Services”) will not be treated as provided by the REIT if provided by either an “independent contractor” (as defined in the Code) who is adequately compensated and from whom the REIT does not derive any income, or by a TRS. If an amount received or accrued by a REIT for providing Impermissible Tenant Services to tenants of a property exceeds 1% of all amounts received or accrued by the REIT with respect to such property in any year, none of such amounts will constitute rents from real property. For purposes of this test, the income received from Impermissible Tenant Services is deemed to be at least 150% of the direct cost of providing the services. If the 1% threshold is not exceeded, only the amounts received for providing Impermissible Tenant Services will not constitute rents from real property.

Substantially all of the Company’s income derives from the Operating Partnership. The Operating Partnership’s income derives largely from rent attributable to the Company’s properties (which properties are referred to in this section as the “Properties”). The Operating Partnership also derives income from its TRSs insofar as they pay dividends on shares owned by the Operating Partnership. The Operating Partnership does not, and is not expected to, charge rent that is based in whole or in part on the income or profits of any person (but does charge rent based on a fixed percentage or percentages of receipts or sales). The Operating Partnership does not, and is not anticipated to, derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent for such property.
In addition, the Company does not believe that it derives (through the Operating Partnership) rent from a Related Party Tenant. However, the determination of whether the Company owns 10% or more (as measured by either voting power or value) of any tenant is made after the application of complex attribution rules under which the Company will be treated as owning interests in tenants that are owned by its “Ten Percent Shareholders.” In identifying the Company’s Ten Percent Shareholders, each individual or entity will be treated as owning shares held by related individuals and entities. Accordingly, the Company cannot be absolutely certain whether all Related Party Tenants have been or will be identified. Although rent derived from a Related Party Tenant will not qualify as rents from real property and, therefore, will not be qualifying income under the 75% or 95% gross income test, the Company believes that the aggregate amount of any such rental income (together with any other nonqualifying income) in any taxable year will not cause it to exceed the limits on nonqualifying income under such gross income tests.
The Operating Partnership provides certain services with respect to the Properties (and expects to provide such services with respect to any newly acquired properties) through certain TRSs. Because the services are provided through the Company’s TRSs, the provision of such services will not cause the amounts received by the Company (through its ownership interest in the Operating Partnership) with respect to the Properties to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests.
Dividends.   The Company may (through one or more pass-through subsidiaries) indirectly receive distributions from TRSs or other corporations that are neither REITs nor qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.
Hedging Transactions.   From time to time, the Company enters into transactions, such as interest rate swaps, that hedge its risk with respect to one or more of its assets or liabilities. Income from “hedging transactions” that are clearly identified in the manner specified by the Code will not constitute gross income, and will not be counted, for purposes of the 75% or 95% gross income test. The term “hedging transaction,” as used above, generally means (i) any transaction entered into in the normal course of a trade or business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain (or property which generates income or gain) that would be qualifying income under the 75% or 95% gross income test or (iii) any transaction entered into after December 31, 2015 to “offset” transactions described in (i) or (ii) if a portion of the hedged indebtedness is extinguished or the related property is disposed of. The Company is required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. The Company intends to structure its hedging activities in a manner that does not jeopardize its status as a REIT.
Prohibited Transactions.   Net income derived from a “prohibited transaction” is subject to a 100% excise tax. The term “prohibited transaction” includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Operating Partnership owns interests in real property that is situated on the periphery of certain of the Properties. The Company and the Operating Partnership believe that this peripheral property is not held primarily for sale to customers and that the sale of such peripheral property will not be in the ordinary course of the Operating Partnership’s business. The Company intends to conduct its operations so that no asset owned by it or its pass-through subsidiaries will be held primarily for sale to customers, and that a sale of any such asset will not be a prohibited transaction subject to the 100% excise tax. Whether property is held primarily for sale to customers in the ordinary course of the Company’s business depends, however, on the facts and circumstances as they exist from time to time, including those relating to a particular property. As a result, no assurance can be given that the IRS will not recharacterize property the Operating Partnership owns as property held primarily for sale to customers in the ordinary course of its business, or that it can comply with certain safe-harbor provisions of the Code that would prevent such treatment. In the event the Company determines that a property, the ultimate sale of which is expected to result in taxable gain, will be regarded as held primarily for sale to customers in the ordinary course of trade or business, The Company intends to cause such property to be acquired by or transferred to a TRS so that gain from such sale will be subject to regular corporate income tax as discussed above under “— Effect of Subsidiary Entities — Taxable Subsidiaries.”
Foreclosure Property.   Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT’s having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the loan or lease related to which was acquired by the REIT at a time when default was not imminent or anticipated, and (3) that such REIT makes a proper election to treat as foreclosure property. REITs are subject to tax at the maximum corporate tax rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute dealer property (i.e., property held primarily for sale to customers in the ordinary course of business) in the hands of the selling REIT. A TRS may operate property on which a REIT has made a foreclosure property election without loss of foreclosure property status.
Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income. Any redetermined rents, redetermined deductions, or excess interest the Company generates will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a TRS to any of the Company’s tenants, and redetermined deductions and excess interest represent amounts that are deducted by a TRS for amounts paid to the Company that are in excess of the amounts that would have been charged based on arm’s length negotiations. Under “safe harbor” provisions of the Code, rents the Company receives from tenants of a property will not constitute redetermined rents (by reason of the performance of services by any TRS to such tenants) if:
•
So much of such amounts as constitutes impermissible tenant service income does not exceed 1% of all amounts received or accrued during the year with respect to the property;

•
The TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•
Rents paid by tenants leasing at least 25% of the net leasable space in the property who are not receiving services from the TRS are substantially comparable to the rents paid by tenants leasing comparable space who are receiving such services from the TRS and the charge for the services is separately stated; or

•
The TRS’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing the service.

Any redetermined TRS service income will also be subject to a 100% penalty tax. Redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, the Company (other than services furnished or rendered to a tenant of the Company) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations.
Foreign Currency Gain.   Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT that would satisfy the 75% gross income test and 75% asset test (discussed below) on a stand-alone basis. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
In sum, the Company’s investment in real properties through the Operating Partnership and the provision of services with respect to those properties through TRSs, gives and will give rise mostly to rental income qualifying under the 75% and 95% gross income tests. Gains on sales of such properties, or of the Company’s interest in such properties or in the Operating Partnership, will generally qualify under the 75% and 95% gross income tests. The Company anticipates that income on its other investments will not result in the Company failing the 75% or 95% gross income test for any year.
Failure to Satisfy Gross Income Tests.   If the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. The Company may avail itself of the relief provisions if: (1) following its identification of the failure to meet the 75% or 95% gross income test for any taxable year, the Company files a schedule with the IRS setting forth each item of its gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations prescribed by the Secretary of the U.S. Treasury; and (2) its failure to meet the test was due to reasonable cause and not due to willful neglect. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of REITs in General,” even if these relief provisions apply, a tax would be imposed with respect to the excess nonqualifying gross income.
Asset Tests
At the close of each calendar quarter of its taxable year, the Company must also satisfy the following five tests relating to the nature of its assets. For purposes of each of these tests, the Company’s assets are deemed to include the assets of any disregarded subsidiary and its share of the assets of any subsidiary partnership, such as the Operating Partnership.
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At least 75% of the value of the Company’s total assets must be represented by some combination of “real estate assets,” cash or cash items, including certain receivables and, in certain circumstances, foreign currencies, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans, and debt instruments issued by publicly offered REITs, personal property leased in connection with a lease of real property to the extent that rent attributable to such personal property meets the 15% test described under “— Income Tests” above to qualify as “rents from real property” for purposes of the 75% gross income test, and debt secured by a mortgage on both real and personal property if the fair market value of the personal property securing the debt does not exceed 15% of the total fair market value of all property securing the debt.

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The aggregate value of all securities of TRSs the Company holds may not exceed 20% of the value of its total assets.

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The aggregate value of all debt instruments the Company holds of publicly offered REITs, to the extent such debt instruments are not secured by real property or interests in real property (and, therefore, would not qualify as “real estate assets” but for having been issued by publicly offered REITs), may not exceed more than 25% of the value of its total assets.

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The value of any one issuer’s securities owned by the Company may not exceed 5% of the value of its assets. This asset test does not apply to securities of TRSs or to any security that qualifies as a “real estate asset.”

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The Company may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. This asset test does not apply to securities of TRSs or to any security that qualifies as a “real estate asset.” In addition, solely for purposes of the 10% value test, certain types of securities, including certain “straight debt” securities, are disregarded.

No securities issued by a corporation or partnership will qualify as “straight debt” if the Company owns (or a TRS in which the Company owns a greater than 50% interest, as measured by vote or value, owns) other securities of such issuer that represent more than 1% of the total value of all securities of such issuer.
Debt instruments issued by a partnership that do not qualify as “straight debt” are (1) not subject to the 10% value test to the extent of the Company’s interest as a partner in that partnership and (2) completely excluded from the 10% value test if at least 75% of the partnership’s gross income (excluding income from “prohibited transactions”) consists of income qualifying under the 75% gross income test. In addition, the 10% value test does not apply to (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between the Company and certain persons related to it), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, and (5) any security issued by another REIT.
The Company is deemed to own, for purposes of the 10% value test, the securities held by a partnership based on its proportionate interest in any securities issued by the partnership (excluding “straight debt” and the securities described in the last sentence of the preceding paragraph). Thus, the Company’s proportionate share is not based solely on its capital interest in the partnership but also includes its interest in certain debt securities issued by the partnership.
After meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company believes that it maintains adequate records with respect to the nature and value of its assets to enable the Company to comply with the asset tests and to enable it to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance. There can be no assurance, however, that the Company will always successfully take such action.
Certain relief provisions may be available to the Company if it discovers a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, the Company will be deemed to have met the 5% and 10% asset tests if (1) the value of its nonqualifying assets does not exceed the lesser of (a) 1% of the total value of its assets at the end of the applicable quarter or (b) $10,000,000 and (2) it disposes of the nonqualifying assets or otherwise satisfies such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described in the preceding sentence, the Company may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets or the taking of other actions that allow it to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS. Although the Company believes that it has satisfied the asset tests described above and plans to take steps to ensure that it satisfies such tests for any calendar quarter with respect to which re-testing is to occur, there can be no assurance that the Company will always be successful or that a reduction in its overall interest in an issuer (including a TRS) will not be required. If the Company fails to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, the Company would cease to qualify as a REIT. See “— Failure to Qualify” below.
The Company believes that its holdings of securities and other assets have complied and will continue to comply with the foregoing REIT asset requirements, and the Company intends to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support the Company’s conclusions as to the value of its total assets, or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not contend that the Company fails to meet the REIT asset requirements by reason of its interests in its subsidiaries or in the securities of other issuers or for some other reason.
Annual Distribution Requirement
To maintain its qualification as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to its shareholders each year in an amount at least equal to: (1) the sum of (a) 90% of its “REIT taxable income” (which is the Company’s taxable income exclusive of net income from foreclosure property, and with certain other adjustments) but computed without regard to the dividends paid deduction and its net capital gain, and (b) 90% of the excess of its net income, if any, from “foreclosure property” (described above) over the tax imposed on that income; minus (2) the sum of certain items of non-cash income.
These distributions must be paid in the taxable year to which they relate, or in the following taxable year if the distributions are declared before the Company timely files its tax return for the taxable year to which they relate, the distributions are paid on or before the first regular dividend payment after such declaration, and the Company makes an election to treat the distributions as relating to the prior taxable year. In addition, any dividend the Company declares in October, November, or December of any year that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by it and received by the shareholder on December 31 of such year, provided that the Company actually pays the dividend before the end of January of the following calendar year.
The Company is a “publicly offered REIT.” If the Company ceases to be a publicly offered REIT, then in order for its distributions to be counted as satisfying the annual distribution requirement for REITs and to provide it with the REIT-level tax deduction, such distributions must not have been “preferential dividends.” A distribution is not a preferential dividend if that distribution is (i) pro rata among all outstanding shares within a particular class of stock and (ii) in accordance with the preferences among different classes of stock as set forth in the Charter.
To the extent that the Company distributes at least 90%, but less than 100%, of its “REIT taxable income” (computed without regard to the dividends paid deduction and with certain adjustments), it will be subject to tax at ordinary corporate rates on the retained portion. The Company may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, the Company could elect to have its shareholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax paid by the Company. The Company’s shareholders would then increase the adjusted basis of their shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.
Net operating losses that the Company is allowed to carry forward from prior tax years may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of the shareholders, of any distributions that are actually made by the Company, which are generally taxable to the shareholders as dividends to the extent that the Company has current or accumulated earnings and profits. See “Federal Income Taxation of U.S. Holders — Distributions on Capital Stock” below.
If the Company fails to distribute during each calendar year at least the sum of: (1) 85% of its “REIT ordinary income” (i.e., “REIT taxable income” excluding capital gain and without regard to the dividends paid deduction) for that year; (2) 95% of its REIT capital gain net income for that year; and (3) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such sum over the aggregate of amounts actually distributed and retained amounts on which income tax is paid at the corporate level. The Company believes that it has made, and intends to continue to make, distributions in such a manner so as not to be subject to the 4% excise tax.
The Company intends to make timely distributions sufficient to satisfy the annual distribution requirement. In this regard, the partnership agreement of the Operating Partnership provides that the Company, as general partner, must use its best efforts to cause the Operating Partnership to distribute to its partners amounts sufficient to permit the Company to meet this distribution requirement. It is possible that, from time to time, the Company may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, as a result of timing differences between the actual receipt of cash (including distributions from the Operating Partnership) and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing the Company’s “REIT taxable income” on the other hand. To avoid any failure to comply with the 90% distribution requirement, the Company will closely monitor the relationship between its “REIT taxable income” and cash flow, and if necessary, will borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement.
The Company may satisfy the 90% distribution requirement with taxable distributions of its stock or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. The Company currently does not intend to pay taxable dividends payable in cash and stock.
Under certain circumstances, the Company may be able to cure a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in the Company’s deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid both losing its REIT status and being taxed on amounts distributed as deficiency dividends. The Company will be required to pay interest, however, based upon the amount of any deduction taken for deficiency dividends.
Failure to Qualify
Specified cure provisions are available to the Company in the event that it violates a provision of the Code that would otherwise result in its failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax on its taxable income at the applicable corporate tax rate. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as dividends and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year of termination of its REIT status. It is not possible to state whether in all circumstances the Company would be entitled to this statutory relief.
Tax Aspects of Investment in the Operating Partnership
General
The Company holds a direct interest in the Operating Partnership, which is classified as a partnership for federal income tax purposes. The Operating Partnership, together with any entities treated as partnerships for federal income tax purposes that the Company holds an interest in, are referred to as the “Partnerships.” In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction, and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company will include its proportionate share of the foregoing partnership items in computing its “REIT taxable income.” See “Taxation of the Company — Income Tests” above. Any resultant increase in the Company’s “REIT taxable income” will increase the amount it must distribute to satisfy the REIT distribution requirement (see “Taxation of the Company — Annual Distribution Requirement” above) but will generally not be subject to federal income tax in the Company’s hands provided that it distributes such income to its shareholders.
Entity Classification
The Company’s interests in the Partnerships involve special tax considerations, including the possibility of a challenge by the IRS to the status of the Operating Partnership or any other partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. In general, under certain Treasury Regulations that became effective January 1, 1997 (referred to in this section as the “Check-the-Box Regulations”), an unincorporated entity with at least two members may elect to be classified either as a corporation or as a partnership for federal income tax purposes. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. For such an entity that was in existence prior to January 1, 1997, such as the Operating Partnership, the entity will have the same classification (unless it elects otherwise) that it claimed under the rules in effect prior to the Check-the-Box Regulations. In addition, the federal income tax classification of an entity that was in existence prior to January 1, 1997 will be respected for all periods prior to January 1, 1997 if (1) the entity had a reasonable basis for its claimed classification, (2) the entity and all members of the entity recognized the federal income tax consequences of any changes in the entity’s classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any member of the entity was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination. The Company believes that the Operating Partnership and any other partnerships in which it previously directly or indirectly held an interest that existed prior to January 1, 1997 reasonably claimed partnership classification under the Treasury Regulations relating to entity classification in effect prior to January 1, 1997, and such classification should be respected for federal income tax purposes. Each of them intends to continue to be classified as a partnership for federal income tax purposes, and none of them intends to elect to be treated as an association taxable as a corporation under the Check-the-Box Regulations.
If the Operating Partnership or any of the other partnerships were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of the Company’s assets and items of gross income would change, which would likely preclude it from satisfying the asset tests and possibly the income tests (see “Taxation of the Company — Income Tests” and “Taxation of the Company — Asset Tests” above), and in turn would prevent the Company from qualifying as a REIT, unless it were eligible for relief under the relief provisions described above. See “Taxation of the Company — Failure to Qualify” above for discussion of the effect of the Company’s failure to satisfy the REIT tests for a taxable year. In addition, any change in the status of any of the Partnerships for federal income tax purposes might be treated as a taxable event, in which case the Company could have taxable income that is subject to the REIT distribution requirement without receiving any cash.
Tax Allocations with Respect to the Properties
Pursuant to Section 704(c) of the Code and applicable Treasury Regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as the Properties contributed to the Operating Partnership by the limited partners of the Operating Partnership) must be allocated in such a manner that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss, respectively, associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (referred to in this section as the “Book-Tax Difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed with contributions of appreciated property (including the Properties contributed by the limited partners of the Operating Partnership). Consequently, the Operating Partnership’s partnership agreement requires allocations to be made in a manner consistent with Section 704(c) of the Code and the applicable Treasury Regulations. If a partner contributes cash to a partnership at a time when the partnership holds appreciated (or depreciated) property, the applicable Treasury Regulations provide for a similar allocation of these items to the other (that is, the pre-existing) partners. These rules may apply to any contribution by the Company to the Partnerships of cash proceeds received from offerings of its securities, including any offering of securities contemplated by this prospectus.
In general, the partners that contributed appreciated Properties to the Operating Partnership will be allocated less depreciation, and increased taxable gain on sale, of such Properties. This will tend to eliminate the Book-Tax Difference. However, the special allocation rules of Section 704(c) and the applicable Treasury Regulations do not always rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Under the applicable Treasury Regulations, special allocations of income and gain and depreciation deductions must be made on a property-by-property basis. Depreciation deductions resulting from the carryover basis of a contributed property are used to eliminate the Book-Tax Difference by allocating such deductions to the non-contributing partners (for example, to the Company) up to the amount of their share of book depreciation. Any remaining tax depreciation for the contributed property would be allocated to the partners who contributed the property. The Operating Partnership has generally elected the “traditional method” of rectifying the Book-Tax Difference under the applicable Treasury Regulations, pursuant to which if depreciation deductions are less than the non-contributing partners’ share of book depreciation, then the non-contributing partners lose the benefit of the tax deductions to the extent of the difference. When the property is sold, the resulting tax gain is used to the extent possible to eliminate any remaining Book-Tax Difference. Under the traditional method, it is possible that the carryover basis of the contributed assets in the hands of a Partnership may cause the Company to be allocated less depreciation and other deductions than would otherwise be allocated to it. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect its ability to comply with the REIT distribution requirement. See “Taxation of the Company — Annual Distribution Requirement” above.
With respect to property purchased by (and not contributed to) a Partnership, such property will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code and the applicable Treasury Regulations will not apply unless such property is subsequently revalued for capital accounting purposes under applicable Treasury Regulations.
Sale of the Properties
The Operating Partnership intends to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties and to make such occasional sales of the Properties as are consistent with the Company’s investment objectives. The Company does not currently hold any Properties through any partnerships other than the Operating Partnership. Based primarily on such investment objectives, the Company believes that the Properties should not be considered dealer property (i.e., property held for sale to customers in the ordinary course of business). Whether property is dealer property is a question of fact that depends on the particular facts and circumstances with respect to the particular transaction. No assurance can be given that any property sold by the Company or any of its Partnerships will not be dealer property, or that the Company can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The Company’s share of any gain realized by the Operating Partnership or any other partnerships on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “Taxation of the Company — Income Tests — Prohibited Transactions” above. In the event the Company determines that a property, the ultimate sale of which is expected to result in taxable gain, will be held primarily for sale to customers in the ordinary course of a trade or business, the Company intends to cause such property to be acquired by or transferred to a TRS so that gain from such sale will be subject to regular corporate income tax as discussed above under “Taxation of the Company — Effect of Subsidiary Entities — Taxable Subsidiaries.”
Partnership Audit Rules
Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the IRS makes audit adjustments to the income tax returns of the Operating Partnership or any other partnership, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from the Operating Partnership or such other partnership. The Operating Partnership or any other partnership may elect to have its partners take such audit adjustment into account in accordance with their interests in the Operating Partnership or such other partnership during the tax year under audit, but there can be no assurance that such election will be effective in all circumstances. If, as a result of any such audit adjustment, the Operating Partnership or any other partnership is required to make payments of taxes, penalties and interest, the cash available for distribution to its partners might be substantially reduced. Prospective investors should consult with their own tax advisors with respect to these changes and their potential impact on their investment in the Company’s securities or the Operating Partnership’s debt securities.
Federal Income Taxation of U.S. Holders
As used herein, a “U.S. holder” means a beneficial owner of the Company’s securities or the Operating Partnership’s debt securities who is, for federal income tax purposes:
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a citizen or individual resident of the United States as defined in Section 7701(b) of the Code;

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a corporation (or other entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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an estate the income of which is subject federal income taxation regardless of its source; or

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a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership, including for this purpose any entity treated as a partnership for federal income tax purposes, holds the Company’s securities or the Operating Partnership’s debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.
This summary assumes that investors will hold the Company’s securities and the Operating Partnership’s debt securities as capital assets, which generally means assets held for investment.
Distributions on Capital Stock
As a result of the Company’s status as a REIT, distributions made to its U.S. holders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. However, for taxable years prior to 2026, individual U.S. holders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by the Company, subject to certain limitations, which would reduce the maximum marginal effective tax rate for individuals on the receipt of such ordinary dividends to 29.6%. The maximum federal income tax rate applicable to ordinary income of individuals for taxable years prior to 2026 is 37%.
The maximum individual rate of tax on qualified dividends and long-term capital gains is generally 20%. Because the Company is not generally subject to federal income tax on the portion of its REIT taxable income or capital gains distributed to its shareholders, the Company’s dividends are generally not qualified dividends eligible for this 20% tax rate. As a result, the Company’s ordinary REIT dividends will continue to be taxed at the higher tax rates applicable to ordinary income. However, the 20% tax rate will generally apply to:
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the Company’s dividends attributable to dividends received by it from non-REIT corporations, such as TRSs;

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the Company’s dividends attributable to its REIT taxable income in the prior taxable year on which it was subject to corporate level income tax (net of the amount of such tax); and

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the Company’s dividends attributable to income in the prior taxable year from the sale of appreciated (i.e., Built-in Gain) property acquired by it from “C” corporations in carryover basis transactions or held by it on the first day of a taxable year for which the Company first re-qualified as a REIT after being subject to tax as a “C” corporation for more than two years (net of the amount of corporate tax on such income).
Distributions that are designated as capital gain dividends will be taxed to U.S. holders as long-term capital gains, to the extent that they do not exceed the Company’s actual net capital gain for the taxable year, without regard to the period for which such holder has held its shares. A similar treatment will apply to long-term capital gains the Company retains, to the extent that it elects the application of provisions of the Code that treat shareholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to shareholders a corresponding credit for taxes paid by the REIT on such retained capital gains. The aggregate amount of dividends that the Company may designate as qualified dividend income or as capital gain dividends cannot exceed the dividends actually paid by it during such year. In addition, the Secretary of the Treasury is authorized to prescribe regulations or other guidance requiring proportionality of the designation of particular types of dividends. Corporate U.S. holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rate of 20% in the case of U.S. holders that are individuals, and regular corporate rates for U.S. holders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than one year are subject to a 25% maximum federal income tax rate for U.S. holders that are individuals, to the extent of previously claimed depreciation deductions.
Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that they do not exceed the adjusted basis of such holder’s shares of capital stock in respect of which the distributions were made, but rather, will reduce the adjusted basis of those shares of capital stock. To the extent that such distributions exceed the adjusted basis of a U.S. holder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend the Company declares in October, November or December of any year and payable to a shareholder of record on a specified date in any such month will be treated both as paid by the Company and received by the shareholder on December 31 of such year, provided that the Company actually pays the dividend before the end of January of the following calendar year.
The Company may make distributions to shareholders paid in shares of its capital stock that are intended to be treated as dividends for federal income tax purposes. In that event, U.S. holders would generally have taxable income with respect to such distributions of shares of the Company’s capital stock and may have tax liability by reason of such distributions in excess of the cash (if any) that is received by them.
In determining the extent to which a distribution with respect to its shares constitutes a dividend for tax purposes, the Company’s earnings and profits will be allocated first to distributions with respect to its preferred stock and then to the common stock. In addition, the IRS has taken the position in published guidance that if a REIT has two classes of shares, the amount of any particular type of income (including net capital gain) allocated to each class in any year cannot exceed such class’s proportionate share of such income based on the total dividends paid to each class for such year. Consequently, if both common stock and preferred stock are outstanding, particular types of income will be allocated in accordance with the classes’ proportionate shares of such income. Thus, net capital gain will be allocated between holders of common stock and holders of preferred stock, if any, in proportion to the total dividends paid to each class during the taxable year, or otherwise as required by applicable law.
Net operating losses and capital losses that the Company is allowed to carry forward from prior tax years may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. See “Taxation of the Company — Annual Distribution Requirement” above. Such losses, however, are not passed through to the Company’s shareholders and do not offset income of shareholders from other sources, nor do they affect the character of any distributions that the Company actually makes, which are generally taxable to its shareholders as dividends to the extent that the Company has current or accumulated earnings and profits.
The Company will be treated as having sufficient earnings and profits for a year to treat as a dividend any distribution it makes for such year up to the amount required to be distributed in order to avoid imposition of the 4% federal excise tax discussed in “Taxation of the Company — Taxation of REITs in General” above. As a result, U.S. holders may be required to treat certain distributions as taxable dividends even though the Company may have no overall accumulated earnings and profits. Moreover, any “deficiency dividend,” which is a dividend to the Company’s current shareholders that is permitted to relate back to a year for which the IRS determines a deficiency in order to satisfy the distribution requirement for that year, will be treated as a dividend (an ordinary dividend or a capital gain dividend, as the case may be) regardless of the Company’s earnings and profits for the year in which it pays the deficiency dividend.
Certain non-corporate U.S. holders may also be subject to an additional tax of 3.8% with respect to dividends on shares of the Company’s capital stock. See “Other Tax Considerations- Medicare Tax” below.
Disposition of Capital Stock
In general, capital gains recognized by individuals and other non-corporate U.S. holders upon the sale or disposition of shares of the Company’s capital stock will be subject to a maximum federal income tax rate of 20% (applicable to long-term capital gains) if the shares are held for more than one year, and will be taxed at rates of up to 37% (applicable to short-term capital gains) if the shares are held for not more than one year. Gains recognized by U.S. holders that are corporations are subject to federal income tax at regular corporate rates, whether or not classified as long-term capital gains. Capital losses recognized by a U.S. holder upon the disposition of shares held for more than one year at the time of disposition will be considered long-term capital losses, which are generally available first to offset long-term capital gain (which is taxed at capital gain rates) and then short-term capital gain (which is taxed at ordinary income rates) of such holder, but not ordinary income of such holder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). Capital losses recognized by a U.S. holder upon the disposition of shares held for not more than one year are considered short-term capital losses and are generally available first to offset short-term capital gain and then long-term capital gain of such holder, but not ordinary income of such holder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares by a U.S. holder that has held the shares for six months or less, after applying certain holding period rules, will be treated as long-term capital loss to the extent of distributions received from the Company that are required to be treated by such holder as long-term capital gain.
If a holder of shares of the Company’s capital stock recognizes a loss upon a disposition of those shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply to require a disclosure filing with the IRS concerning the loss-generating transaction. While these regulations are directed toward “tax shelters,” they are quite broad, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. Prospective shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of shares of capital stock, or transactions that might be undertaken directly or indirectly by the Company. Moreover, prospective shareholders should be aware that the Company and other participants in the transactions involving the Company (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Passive Activity Loss and Investment Interest Limitations.   Taxable dividends that the Company distributes and gain from the disposition of shares of the Company’s capital stock will not be treated as passive activity income and, therefore, U.S. holders subject to the limitation on the use of “passive losses” will not be able to apply passive losses against such income. U.S. holders may elect to treat capital gain dividends, capital gains from the disposition of shares and qualified dividend income as investment income for purposes of computing the limitation on the deductibility of investment interest, but in such case the U.S. holder will be taxed at ordinary income rates on those amounts. Other distributions made by the Company, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of computing the investment interest limitation.
Conversion of Preferred Stock
Except as provided below, (i) a U.S. holder generally will not recognize gain or loss upon the conversion of preferred stock into common stock, and (ii) a U.S. holder’s basis and holding period in the common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of the Company’s shares of common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the preferred stock for more than one year at the time of conversion. U.S. holders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares of the common stock received on a conversion of preferred stock for cash or other property.
Redemption of Preferred Stock
A redemption of preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of the Company’s current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above in “— Disposition of Capital Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. holder’s interest in the Company’s stock, (ii) results in a “complete termination” of the U.S. holder’s interest in all of the Company’s classes of stock or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. holder upon a redemption of preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be taxable as a dividend, as described above in “— Distributions on Capital Stock.” In that case, a U.S. holder’s adjusted tax basis in the redeemed preferred stock will be transferred to such holder’s remaining share holdings in the Company. If the U.S. holder does not retain any of the Company’s stock, such basis could be transferred to a related person that holds the Company’s stock or it may be lost.
Federal Income Taxation of Non-U.S. Holders
The following is a summary of certain federal income tax consequences of the ownership and disposition of the company’s capital stock applicable to “non-U.S. holders.” As used herein, a non-U.S. holder is any beneficial owner of the Company’s securities or the Operating Partnership’s debt securities who is a “foreign person.” For the purposes of this summary, a foreign person is any person that is not a U.S. holder, tax-exempt entity (which are addressed below), or an entity treated as a partnership for federal income tax purposes.
The following summary is based on current law and is for general information only. The rules governing the federal income taxation of non-U.S. holders are complex. The summary addresses only selected and not all aspects of federal income taxation. Prospective non-U.S. holders should consult with their own tax advisors to determine the impact of U.S. federal, state, and local income tax and estate tax laws with regard to an investment in the Company’s securities or the Operating Partnership’s debt securities, including any reporting requirements.
Distributions on Capital Stock
Ordinary Dividends.   The portion of dividends received by non-U.S. holders payable out of the Company’s earnings and profits that are not attributable to the Company’s capital gains and that are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of the Company’s capital stock. In cases where the dividend income from a non-U.S. holder’s investment in the Company’s capital stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. income tax at the regular rates, in the same manner as U.S. holders are taxed with respect to such dividends, and such income generally must be reported on a federal income tax return filed by or on behalf of the non-U.S. holder. Such income may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable) in the case of a non-U.S. holder that is a corporation.
As described above, the Company may make distributions paid in shares of its capital stock that are intended to be treated as dividends for federal income tax purposes. If the Company is required to withhold an amount in excess of any cash that is distributed to non-U.S. holders along with the shares of capital stock, it may retain and sell some of the shares that would otherwise be distributed in order to satisfy any withholding tax imposed on the distribution.
Non-Dividend Distributions.   Unless shares of the Company’s capital stock constitute a U.S. real property interest (referred to in this section as a “USRPI”), distributions by the Company that are not dividends out of its earnings and profits will generally not be subject to federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of the Company’s current and accumulated earnings and profits. If shares of the Company’s capital stock constitute a USRPI, as discussed below under “— Dispositions of Capital Stock,” then distributions by the Company in excess of the sum of its earnings and profits plus the non-U.S. holder’s basis in its shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (which is referred to in this section as “FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (that is, an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the non-U.S. holder’s share of the Company’s earnings and profits. As discussed below under “— FIRPTA Exception for Qualified Shareholders of REITs” the Company’s shares will not be treated as USRPIs when held directly or indirectly by a “qualified shareholder.” Additionally, as discussed below under “— FIRPTA Exception for Interests Held by Foreign Retirement or Pension Funds,” “qualified foreign pension funds” will not be subject to FIRPTA withholding.
Capital Gain Dividends.   Distributions that are attributable to gains from dispositions of USRPIs held by the Company directly or through pass-through subsidiaries (referred to in this section as “USRPI capital gains”) that are paid with respect to any class of shares that is regularly traded on an established securities market located in the United States and that are made to a non-U.S. holder that does not own more than 10% of the class of shares at any time during the one-year period ending on the date of distribution will be treated as a regular distribution by the Company, and these distributions will be treated as ordinary dividend distributions. A distribution of USRPI capital gains made by the Company to non-U.S. holders owning more than 10% of the class of shares in respect of which the distribution is made will be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, as the case may be (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), without regard to whether the distribution is designated as a capital gain dividend. In the case of such a greater than 10% non-U.S. holder, the Company will be required to withhold tax equal to the maximum corporate tax rate of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (or lower tax treaty rate, if applicable) in the hands of a non-U.S. holder that is a corporation.
Distributions to a non-U.S. holder that the Company properly designates as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to federal income taxation unless: (1) the investment in the Company’s shares is treated as effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable), or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (unless a lower tax treaty rate applies).
Retained Net Capital Gains.   Although the law is not clear on the matter, it appears that amounts designated by the Company as retained capital gains in respect of its shares held by non-U.S. holders generally should be treated in the same manner as the Company’s actual distributions of capital gain dividends. Under this approach, a non-U.S. holder would be able to claim as a credit against its federal income tax liability, its proportionate share of the tax paid by the Company on the retained capital gains, and to obtain from the IRS a refund to the extent its proportionate share of the tax paid by the Company exceeds its actual federal income tax liability.
Dispositions of Capital Stock
Unless shares of the Company’s capital stock constitute a USRPI, a sale of such shares by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. The shares will not constitute a USRPI if the Company is a “domestically-controlled REIT.”
A REIT is a “domestically-controlled REIT” if throughout the applicable testing period less than 50% of its stock was held directly or indirectly by non-U.S. persons. In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. The Company is a publicly traded REIT. In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended registered investment companies, the REIT or registered investment company will be treated as a U.S. person if the REIT or registered investment company is domestically controlled and will be treated as a non-U.S. person otherwise. In the case of REIT stock held by a REIT or registered investment company not described in the previous rule, the REIT or registered investment company is treated as a U.S. person or a non-U.S. person on a look-through basis. The Company believes that it is, and it expects to continue to be, a domestically-controlled REIT and, therefore, the sale of the Company’s capital stock by non-U.S. holders is not expected to be subject to taxation under FIRPTA. Because the Company’s shares are publicly traded, however, no assurance can be given that it is or will be a domestically-controlled REIT.
In the event that the Company does not constitute a domestically-controlled REIT, a non-U.S. holder’s shares of the Company’s capital stock nonetheless will not constitute a USRPI and accordingly would not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) the shares are of a class that are “regularly traded” as defined by applicable Treasury Regulations, on an established securities market, and (2) the selling non-U.S. holder held 10% or less of such class of shares at all times during a prescribed testing period. The Company believes that the common stock is, and expects it to continue to be, “regularly traded” on an established securities market.
If gain on the sale of shares of the Company’s capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could, unless the shares are of a class that are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market, be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of shares of the Company’s capital stock that would not be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the gain is effectively connected with a U.S. trade or business conducted by such non-U.S. holder and, where a treaty applies, such trade or business is conducted through a permanent establishment in the U.S., then the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, except that the non-U.S. holder may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable) if it is a foreign corporation, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, the nonresident alien individual will be subject to tax on the individual’s capital gain at a 30% rate (or lower tax treaty rate, if applicable).

Conversion of Preferred Stock
The conversion of the Company’s preferred stock into common stock may be a taxable exchange for a non-U.S. holder if the Company’s preferred stock constitutes a USRPI. Even if the Company’s preferred stock constitutes a USRPI, provided the common stock also constitutes a USRPI, a non-U.S. holder generally will not recognize gain or loss upon a conversion of preferred stock into common stock so long as certain FIRPTA-related reporting requirements are satisfied. If the Company’s preferred stock constitutes a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (e.g., a corporate or non-corporate shareholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. holder’s common stock received over such non-U.S. holder’s adjusted tax basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock.
Non-U.S. holders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such non-U.S. holder exchanges common stock received on a conversion of preferred stock for cash or other property.
Redemption of Preferred Stock
For a discussion of the treatment of a redemption of preferred stock, see “Federal Income Taxation of U.S. Holders-Redemption of Preferred Stock.”
FIRPTA Exception for Qualified Shareholders of REITs
Stock of a REIT held (directly or through one or more partnerships) by a “qualified shareholder” will not be a USRPI, and neither gain on sale of such stock nor capital gain dividends from such a REIT will be treated as gain from the sale of a USRPI, unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT (an “applicable investor”). If the qualified shareholder has such an applicable investor, gains and REIT distributions allocable to the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as gains from the sale of USRPIs. For these purposes, a “qualified shareholder” is a foreign person that is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a “qualified collective investment vehicle,” and maintains records on the identity of certain 5% owners. A “qualified collective investment vehicle” is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT’s stock, a publicly traded partnership that is a withholding foreign partnership that would be a United States real property holding corporation if it were a United States corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of the Code or required to include dividends in its gross income but entitled to a deduction for distributions to its investors. Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends. The rules applicable to qualified shareholders are complex and investors who believe that they may be qualified shareholders should consult with their own tax advisor to find out if these rules are applicable to them.
FIRPTA Exception for Interests Held by Foreign Retirement or Pension Funds
“Qualified foreign pension funds” and entities that are wholly owned by a qualified foreign pension fund are exempted from FIRPTA and FIRPTA withholding. For these purposes, a “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement if (i) it was created or organized under foreign law, (ii) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) it is subject to government regulation and provides annual information reporting about its beneficiaries to the applicable tax authorities in the country in which it is established or operates, and (v) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate. The rules applicable to qualified foreign pension funds are complex and investors who believe that they may be qualified foreign pension funds should consult with their own tax advisor to find out if these rules are applicable to them.
No “Cleansed” REITs
The so-called FIRPTA “cleansing rule” (which applies to corporations that no longer have any USRPIs and have recognized all gain on their USRPIs) will not apply to a REIT or a corporation if the corporation or any predecessor was a REIT or a registered investment company during the applicable testing period.
Federal Taxation of Tax-Exempt Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (which is referred to in this section as “UBTI”). While many investments in real estate generate UBTI, the IRS has ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held its shares of the Company’s capital stock as “debt financed property” within the meaning of the Code (that is, property the acquisition of which is financed through a borrowing by the tax-exempt shareholder), and (2) the shares are not otherwise used in an unrelated trade or business, the Company believes that its distributions and income from the sale of its shares should not give rise to UBTI to a tax-exempt shareholder.
Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (9), (17) and (20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI.
A pension trust that owns more than 10% of the value of the Company’s shares could be required to treat a percentage of the dividends from the Company as UBTI if it is a “pension-held REIT.” The Company will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of its shares, or (2) a group of pension trusts, each individually holding more than 10% of the value of its shares, collectively owns more than 50% of the value of its shares. The Company believes that it currently is not a pension-held REIT. Because the Company’s shares are publicly traded, however, no assurance can be given that is not (or will not be) a pension-held REIT.
Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of an investment in the Company’s capital stock.
Taxation of Holders of the Operating Partnership’s Debt Securities
The following summary describes the material federal income tax consequences of acquiring, owning, and disposing of the Operating Partnership’s debt securities. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
U.S. Holders
Payments of Interest.   Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for federal income tax purposes.

Sale or Other Taxable Disposition.   A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement, or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
Payments of Interest.   Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to federal income tax or withholding, provided that:
•
the non-U.S. holder does not, actually or constructively, own 10% or more of the Operating Partnership’s capital or profits;

•
the non-U.S. holder is not a controlled foreign corporation related to the Operating Partnership, through actual or constructive stock ownership; and

•
either: (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition.   A non-U.S. holder will not be subject to federal income tax on any gain realized upon the sale, exchange, redemption, retirement, or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Non-U.S. Holders-Payments of Interest”) unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Other Tax Considerations
Information Reporting Requirements and Backup Withholding Tax
Under certain circumstances, U.S. holders of the Company’s securities and the Operating Partnership’s debt securities may be subject to backup withholding at a rate of 24% (through 2025 and then at 28% thereafter) on payments made with respect to, or cash proceeds of a sale or other taxable disposition of, such securities (including a redemption or retirement of a debt security). Backup withholding will apply only if the U.S. holder (1) fails to furnish its taxpayer identification number, referred to in this section as a “TIN” (which, for an individual, would be his or her social security number), (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalty of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. Prospective investors should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. holder of the Company’s securities or the Operating Partnership’s debt securities will be allowed as a credit against such holder’s federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. In addition, the Company may be required to withhold a portion of capital gain distributions to, or gross proceeds from its redemption of shares from, any holders who fail to certify their non-foreign status, if applicable.
Additional issues may arise pertaining to information reporting and backup withholding with respect to non-U.S. holders, and non-U.S. holders should consult their tax advisors with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to non-U.S. holders is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a non-U.S. holder will be allowed as a credit against any federal income tax liability of such non-U.S. Holder. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

Medicare Tax
Certain U.S. holders who are individuals, estates or trusts will be required to pay a 3.8% Medicare tax with respect to, inter alia, dividends on the Company’s capital stock, interest on debt securities, and capital gains from the sale or other disposition of the Company’s securities or the Operating Partnership’s debt securities, subject to certain exceptions. Prospective U.S. holders should consult their tax advisors regarding the applicability of this tax to any income and gains in respect of an investment in the Company’s securities or the Operating Partnership’s debt securities.
Additional Federal Income Tax Withholding Rules — Reporting and Withholding on Foreign Financial Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Currently, certain foreign financial institutions and non-financial foreign entities are subject to a 30% U.S. federal withholding tax on dividends on the Company’s capital stock and interest on the Operating Partnership’s debt securities unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government (or complies with applicable alternative procedures pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity and complies with certain other applicable reporting obligations. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the possible implications of these withholding provisions in light of their individual circumstances. Neither the Company nor the Operating Partnership will pay any additional amounts in respect of any amounts withheld.
Legislative or Other Actions Affecting REITs
The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the federal income tax treatment of an investment in the Company. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to Treasury Regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in the Company’s securities or the Operating Partnership’s debt securities.
Any such changes to the tax laws or interpretations thereof, with or without retroactive application, could materially and adversely affect holders of the Company’s securities, holders of the Operating Partnership’s debt securities, or the Company. The Company cannot predict how changes in the tax laws might affect holders of its securities, holders of the Operating Partnership’s debt securities, or the Company. New legislation, Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect the Company’s ability to continue to qualify as a REIT, or the federal income tax consequences to holders of the Company’s securities, holders of the Operating Partnership’s debt securities, and the Company of such qualification, or could have other adverse consequences, including with respect to ownership of the Company’s securities or the Operating Partnership’s debt securities. Investors are urged to consult their tax advisors with respect to the status of legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in the Company’s securities or the Operating Partnership’s debt securities.
State and Local Taxes
The Company is subject to state, local, or other taxation in various state, local, or other jurisdictions, including those in which it transacts business or owns property. In addition, a holder of the Company’s securities or the Operating Partnership’s debt securities may be subject to state, local, or other taxation on distributions with respect to such securities in various state, local, or other jurisdictions, including the jurisdiction in which the holder resides. The tax treatment in such jurisdictions may differ from the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local, and other tax laws on their investment in the Company’s securities and the Operating Partnership’s debt securities.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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through underwriters or dealers;

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directly to purchasers;

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in a rights offering;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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through agents;

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in block trades;

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through forward or other derivative transactions relating to the shares of common stock or other securities being registered hereunder;

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through a combination of any of these methods; or

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through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other securityholders.
The prospectus supplement with respect to any offering of securities will include the following information to the extent applicable:
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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price or initial public offering price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.
Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The Company’s SEC filings are also available on our website at www.agreerealty.com. However, information located on or accessible from our website is not a part of this prospectus, other than documents that the Company files with the SEC that are incorporated or deemed to be incorporated by reference into this prospectus.
Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC, free of charge, on its website at http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The documents listed below have been filed by the Company under the Exchange Act with the SEC and are incorporated by reference into this prospectus:
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The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 14, 2023;

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The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 from the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2023;

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The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed on May 4, 2023;

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The Company’s Current Reports on Form 8-K filed on January 4, 2023 and April 5, 2023; and

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The description of the common stock in the Company’s registration statement on Form 8-A filed on March 18, 1994, including any amendments and reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus and the accompanying prospectus supplement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the accompanying prospectus supplement and any previously filed documents.
This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.
Copies of all documents which are incorporated by reference into this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request. Requests should be directed to our Secretary, 70 E. Long Lake Road, Bloomfield Hills, Michigan 48304 (telephone number: (248) 737-4190). You may also obtain copies of these filings, at no cost, by accessing our website at www.agreerealty.com; however, except as expressly stated herein, the information located on or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated by reference into any other filing that we submit to the SEC.

EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference into this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the validity of any shares of common stock or preferred stock of Agree Realty Corporation offered by means of this prospectus and certain other legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland, and certain legal matters with respect to the validity of any securities issued by Agree Limited Partnership offered by means of this prospectus, certain other legal matters and certain tax matters will be passed upon for us by Honigman LLP, Detroit, Michigan.

4,000,000 Shares
Common Stock

PROSPECTUS  SUPPLEMENT

Citigroup	Wells Fargo Securities
October   , 2024